Exhibit 10.7
Certain immaterial portions of this agreement identified with an [*] have been excluded from the exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because public disclosure of such portions would likely cause competitive harm to the registrant.

AGREEMENT FOR PURCHASE AND SALE
OF REAL PROPERTY
THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Agreement”) is made as of this _____ day of June, 2023 (the “Effective Date”), by and among BIG Portfolio Owner LLC, BIG SATX Owner LLC, BIG DETX Owner LLC, BIG AVCA Owner LLC, and BIG FBTX Owner LLC, each a Delaware limited liability company (“Buyer”), and Big Lots Stores, LLC, an Ohio limited liability company (“BLS SELLER”), Big Lots Stores – PNS, LLC, a California limited liability company (“PNS SELLER”), and AVDC, LLC, an Ohio limited liability company (“AVDC SELLER”; AVDC Seller, BLS Seller, and PNS Seller, collectively, “Seller”).
FOR AND IN CONSIDERATION OF THE MUTUAL PROMISES SET FORTH HEREIN AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, AND INTENDING TO BE LEGALLY BOUND, THE PARTIES HERETO AGREE AS FOLLOWS:
Section 1.    Terms and Definitions.
The terms listed below shall have the respective meaning given them as set forth adjacent to each term.
(a)“Allocated Purchase Price” has the meaning ascribed to such term in Section 3(c) hereof.
(b)“Anti-Money Laundering and Anti-Terrorism Laws” has the meaning ascribed to such term in Section 11(m) hereof.
(c)“AVDC Property” shall mean that certain Real Property located at 18880 Navajo Road, Apple Valley, California.
(d)“AVDC Synthetic Lease” shall mean the transaction evidenced by, among other documents, (a) that certain Lease Agreement dated March 15, 2023, by and between BCC, and AVDC Seller, as lessee, as memorialized by that certain Memorandum of Lease, and Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated March 15, 2023, and recorded on March 16, 2023, as Document No. 2023-0062659, and as modified by that certain Lease Supplement No. 1 dated as of March 15, 2023, and (b) that certain Participation Agreement dated March 15, 2023, by and among MUFG Bank, Ltd., as administrative agent for BCC and the rent assignees party thereto (the “Rent Assignees”), MUFG Bank, Ltd., as collateral agent for the Rent Assignees, Guarantor and certain subsidiaries of the Guarantor party thereto.
(e)“BCC” shall mean Bankers Commercial Corporation, a California corporation, or the fee owner(s) of the AVDC Property, if not Bankers Commercial Corporation.
(f)“Buildings” shall mean all buildings located on the Land.

(g)“Business Day” or “business day” means any day other than Saturday, Sunday or any federal legal holiday.
(h)“Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to Section 15 hereof:
c/o Oak Street Real Estate Capital, LLC
30 N. LaSalle St., Suite 4140
Chicago, IL 60602
Attn: Asset Management
Email: oakstreetAM@blueowl.com
With a copy to:
Kirkland & Ellis LLP
300 N. LaSalle Street
Chicago, Illinois 60654
Attn.: David A. Rosenberg, P.C. & David P. Stanek
Email: david.rosenberg@kirkland.com & david.stanek@kirkland.com
(i)“California Properties” shall collectively mean all of the Real Properties located in the State of California.
(j)“Closing” shall mean the consummation of the transactions contemplated by this Agreement.
(k)“Closing Date” shall mean the actual date of Closing, as provided in Section 10 hereof.
(l)“Claim Cap” has the meaning ascribed to such term in Section 9(f) hereof.
(m)“Colorado Property” shall mean the Real Property located in the State of Colorado.
(n)“Columbus DC Lease Amendment” shall mean that certain lease amendment attached hereto as Exhibit G.
(o)“Code” has the meaning ascribed to such term in Section 11(l) hereof.
(p)“Demand” has the meaning ascribed to such term in Section 8(b) hereof.
(q)“Earnest Money” shall mean [*] (together with all interest accrued thereon).
(r)“Elyria Property” shall mean all the Real Property located at 825 Cleveland St, Elyria, Ohio 44035.
(s)“ERISA” has the meaning ascribed to such term in Section 11(l) hereof.

(t)“Environmental Laws” has the meaning ascribed to such term in Section 11(j) hereof.
(u)“Examination Period” shall mean the period beginning on the Effective Date and extending until 6:00 p.m. (New York, New York time) on the date that is thirty (30) days after the Effective Date; as it may be extended pursuant to Section 6(b).
(v)“Executive Order” has the meaning ascribed to such term in Section 11(m) hereof.
(w)“FIRPTA” has the meaning ascribed to such term in Section 11(h) hereof.
(x)“Florida Properties” shall collectively mean all of the Real Properties located in the State of Florida.
(y)“Guarantor” shall mean Big Lots, Inc., an Ohio corporation.
(z)“Guarantor’s Credit Facility” shall mean Guarantor’s revolving credit facility evidenced by that certain Credit Agreement dated as of September 21, 2022, by and among Guarantor, certain affiliates thereof, PNC Bank, National Association, as the Administrative Agent, and certain financial institutions party thereto from time to time in their respective capacities as Lenders, Agents, Arrangers, and Bookrunners thereunder, as the same may be amended, modified, supplemented, restated or refinanced from time to time.
(aa)“Guaranty” means the guaranty to be entered into at Closing by Guarantor, as guarantor, in favor of Buyer, as landlord, guarantying the payment and performance of all of Tenant’s obligations under the Lease, the final form of which is included in the Lease form attached hereto as Exhibit C.
(ab)“Hazardous Substances” shall mean any hazardous or toxic materials, substances or wastes, such as (a) substances defined as “hazardous substances,” “hazardous materials” or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (42 USC Section 9601, et seq.) and/or the Hazardous Materials Transportation Act (49 USC Section 1801, et seq.), as either of such acts are amended from time to time; (b) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, any agency of the states in which the Real Property at issue is located or any agency of the United States of America; (c) asbestos, petroleum and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (PCBs), and freon and other chlorofluorocarbons; and (d) those substances defined as any of the foregoing in the regulations adopted and publications promulgated pursuant to each of the aforesaid laws.
(ac)“Improvements” shall mean all structures, improvements (including, without limitation, the Buildings), and fixtures not deemed movable trade fixtures owned by Seller located on the Land.
(ad)“Intangible Property” shall mean Seller’s interest in all transferable licenses, permits, entitlements, development rights, approvals, awards (including, without limitation, any condemnation awards), certificates of occupancy, utility agreements, architectural and engineering plans and specifications, site plans, surveys and schematics, and all warranties and guaranties used exclusively in connection with the operation of the Properties, if any, but excluding the name of any Seller and any derivation thereof and all intellectual property rights.
(ae)“Land” shall mean all of the parcels legally described on Exhibit A attached hereto, together with all rights, privileges, easements, servitudes and appurtenances thereunto belonging or appertaining.
(af)“Lease” means the lease agreement in the form attached hereto as Exhibit C.
(ag)“Louisiana Property” shall mean the Real Property located in the State of Louisiana.
(ah)“Michigan Property” shall mean the Real Property located in the State of Michigan.
(ai)“Must Cure Items” has the meaning ascribed to such term in Section 6(a) hereof.
(aj)“New Exception” has the meaning ascribed to such term in Section 6(a) hereof.
(ak)“New Exception Review Period” has the meaning ascribed to such term in Section 6(a) hereof.
(al)“New Mexico Properties” shall collectively mean all of the Real Properties located in the State of New Mexico.
(am)“Objections” has the meaning ascribed to such term in Section 6(a) hereof.
(an) “Permitted Exceptions” has the meaning ascribed to such term in Section 5 hereof.
(ao) “Plan” has the meaning ascribed to such term in Section 11(l) hereof.
(ap)“Property” and “Properties” (as the context shall require) shall mean each of the Real Properties, together with Seller’s right, title and interest in and to and the Intangible Property.
(aq)“Purchase Price” shall mean the sum of [*].
(ar)“Rally’s Lease” shall mean that certain Sublease (the “2003 Sublease”), dated December 15, 2003, by and between Checkers Drive-In Restaurants, Inc., as sublandlord, and Georgia National Restaurant Development, Inc., a/k/a National Restaurant Development, Inc. (“Georgia National”), as subtenant, as modified by that certain notice dated July 8, 2005, sent by Georgia National, as modified by that certain Agreement to Create Direct Leasehold with Prime Landlord and Sublease Amendment dated November

11, 2009, by and between PRM Investments, LLC, now as tenant, and PNS Stores, Inc. (“PNSINC”), as landlord, as modified by that certain notice dated March 31, 2010, sent by PRM Investments, LLC, as modified by that certain notice dated May 4, 2015, sent by PRM Investments, LLC, as amended by that certain Assignment of Sublease dated February 1, 2006, by and between by Georgia National, as assignor, to Pacific Restaurant Management, Inc., as assignee, and further amended by that certain First Extension and Modification Agreement dated June 26, 2020, by and between PNSINC, as landlord, and PRM Investments, LLC, as tenant, which 2003 Sublease incorporated certain terms and conditions of that certain Lease dated October 15, 1990, by and between PNSINC, as landlord, and West Cost Restaurant Enterprises, as tenant, (“Original Rally’s Tenant”), as amended by that certain Lease Addendum dated October 15, 1990 by and between PNSINC and Original Rally’s Tenant, as modified by that certain notice dated June 14, 1994, sent by Rally’s Hamburgers, Inc., as modified by that certain notice dated May 9, 2000, sent by Carl Karcher Enterprises, Inc..
(as)“Real Properties” shall mean, collectively, each and every Real Property.
(at)“Real Property” shall mean, collectively, each parcel of Land and the Improvements located thereon.
(au)“Seller Entity” shall mean, with respect to any Property, the applicable Seller entity that owns fee title to such Property as of the Effective Date or, in the case of the AVDC Property, AVDC Seller.
(av)“Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Section 15 hereof:
Big Lots, Inc.
4900 East Dublin Granville Road
Columbus, OH 43081
Attn: Steve Hutkai
VP, Tax and Treasurer
Email: shutkai@biglots.com

Big Lots, Inc.
4900 East Dublin Granville Road
Columbus, OH 43081
Attn: Ronald A. Robins, Jr. (Rocky)
EVP, General Counsel & Corporate Secretary
Email: rrobins@biglots.com

With a copy to:

Jacinto A. Núñez
Vorys, Sater, Seymour and Pease LLP
50 S. Main Street
Suite 1200

Akron, OH 44308
Email: janunez@vorys.com

(aw)“Survey” has the meaning ascribed to such term in Section 6(a) hereof.
(ax)“Survival Period” has the meaning ascribed to such term in Section 9(f) hereof.
(ay)“Tenant” shall mean BLBO Tenant, LLC, an Ohio limited liability company.
(az)“Texas Properties” shall collectively mean all of the Real Properties located in the State of Texas.
(ba)“Title Insurer” shall mean Chicago Title Insurance Company, 12500 Reed Hartman Highway, Suite 120, Cincinnati, Ohio 45241, Attn: Rebecca Radabaugh.
(bb)“Title Report” has the meaning ascribed to such term in Section 6(a) hereof.
(bc)“Wendy’s Lease” means that certain Lease dated as of May 5, 1977, by and between PNS Stores, Inc., as landlord (successor in interest to William Zimmerman, trustee of the William Zimmerman Trust), and W.K.S. Frosty Corporation, as tenant (successor in interest to Wenco Management, Inc.), as modified by notice dated as of January 2, 2008, sent by Southern California Food Services Corporation, as amended by that certain Amendment to Lease dated as of May 1, 2009, by and between PNS Stores, Inc., and Southern California Food Services, as modified by notice dated as of March 19, 2013, sent by Southern California Food Services Corporation, as modified by notice dated as of April 16, 2018, sent by W.K.S. Frosty Corporation, as amended by that certain Extension and Amendment to Lease Agreement dated as of October 24, 2018, by and between PNS Stores, Inc., as landlord, and W.K.S. Frosty Corporation, as tenant.
Section 2.Proration of Expenses and Payment of Costs and Recording Fees.
(a)Proration of Taxes. All real estate taxes and assessments that are due and payable on or prior to the Closing Date shall be paid by Seller on or prior to the Closing Date. Tenant shall be responsible for payment of real estate taxes and assessments that are due and payable after the Closing Date in accordance with the Lease.
(b)Proration of Expenses. Seller and Buyer agree that in connection with the Tenant entering into the Lease at Closing, there shall be no proration of utility charges or other expenses, whether accruing or payable prior to or after the Closing Date, and that all such utility charges and other expenses concerning the Properties shall be borne by the Tenant, as tenant under the Lease.
(c)Payment of Costs and Recording Fees.
(i)    At Closing, Buyer shall pay: (1) any premium or cost for any “extended coverage” under the Title Policy (as hereinafter defined) and the cost of any endorsements thereto (other than the cost of any endorsement issued in connection with the cure of any title or survey exceptions that Seller elects or is expressly obligated to cure in accordance with this Agreement), except for the endorsements described in Section 2(c)(ii)(6) below; (2) one half of any reasonable escrow fees (and any other escrow fees) charged by the Title Insurer; (3) all costs, expenses and charges incurred in connection with any loan or financing obtained by Buyer, including the cost of any recording fees and any lender’s policy or policies of title insurance issued to any lender to Buyer, except for the endorsements described in Section 2(c)(ii)(6) below; (4) one half of the recording costs for each Deed (other than transfer taxes); and, (5) except for Seller’s Share of Third Party Report Costs (defined below), the costs of the Surveys, Zoning Reports, Environmental Reports, and PCRs (collectively, “Third Party Reports”).
(ii)    At Closing, Seller shall pay: (1) any premium or cost for the base premium for the Title Policy and the cost of any endorsements thereto issued in connection with the cure of any title or survey exceptions that Seller elects or is expressly obligated to cure in accordance with this Agreement; (2) one half of any reasonable escrow fees (and any other escrow fees) charged by the Title Insurer; (3) the costs to update and certify the abstracts of title, and the cost of the required title examination; (4) one half of the recording costs for each Deed (other than transfer taxes); (5) up to one half of the costs of the Third Party Reports for all Sites, not to exceed Two Hundred Thousand and 00/100 Dollars ($200,000.00) (“Seller’s Share of Third Party Report Costs”); and (6) the costs of an ALTA 15 endorsement for an owner’s title insurance policy and lender’s title insurance policy (the “ALTA 15 Endorsement”).
(iii)    Seller shall pay all applicable transfer taxes with respect to the Property (including, without limitation, any transfer tax or similar tax owed with respect to the Lease).
(iv)    All other costs and expenses of Closing not described above shall be borne by Seller or Buyer in accordance with local custom.
(v)    Notwithstanding anything to the contrary in this Agreement, (1) in the event that this Purchase Agreement terminates in its entirety, then (x) Buyer agrees to reimburse Seller for fifty percent (50%) of Seller’s actual, out-of-pocket costs incurred for the Surveys, and (y) Seller agrees to reimburse Buyer for fifty percent (50%) of Buyer’s actual, out-of-pocket costs incurred for the Zoning Reports, Environmental Reports, and PCRs, each within ten (10) days after receipt of an invoice therefor, and (2) in the event that this Purchase Agreement partially terminates pursuant to the terms hereof (including, without limitation, in the event a Property is excluded from this transaction pursuant to Section 6(d) below), then (x) Buyer agrees to reimburse Seller for fifty percent (50%) of Seller’s actual, out-of-pocket costs incurred for the Survey(s) with respect to the applicable Property(ies), and (y) Seller agrees to reimburse Buyer for fifty percent (50%) of Buyer’s actual, out-of-pocket costs incurred for the Zoning Report(s), Environmental Report(s), and PCR(s) with respect to the applicable Property(ies), each within ten (10) days after receipt of an invoice therefor. This Section 2 shall survive the Closing and any earlier termination of this Agreement.
Section 3.    Payment of Purchase Price and Earnest Money.
(a)Purchase Price. Buyer shall pay the Purchase Price to Seller on the Closing Date in accordance with all the terms and conditions of this Agreement.
(b)Earnest Money. The Earnest Money shall be delivered to Title Insurer by Buyer within five (5) business days after the Effective Date. The Earnest Money shall be deposited by Buyer in escrow with Title Insurer, to be applied as part payment of the Purchase Price on the Closing Date, or otherwise disbursed as agreed upon in accordance with the terms of this Agreement.
(c)Purchase Price Allocation. For purposes of calculating real property transfer taxes and related fees, the title insurance amounts with respect to each Property, and the reduction of the Purchase Price in the event of any partial terminations or exclusions of Properties expressly permitted under this Agreement (including, without limitation, pursuant to Sections 6(a), 6(d), 7, and 9), the Purchase Price shall be allocated among the Properties as provided in Schedule 3(c) attached hereto (each, an “Allocated Purchase Price”). Such allocations have been established solely for such purposes and shall not be binding on Seller or Buyer for any other purposes, including income tax purposes or for financial and accounting purposes.
(d)Independent Consideration. Notwithstanding anything herein to the contrary, a portion of the Earnest Money in the amount of One Hundred and 00/100 Dollars ($100.00) shall be non-refundable to Buyer and deemed earned by Seller and will be paid over to Seller upon any termination of this Agreement as independent consideration for Seller’s performance under this Agreement. Any term or provision herein which provides for the return of the Earnest Money to Buyer shall mean the Earnest Money, less such independent consideration.
Section 4.    Sale of Properties.
Seller agrees to sell and convey the Properties to Buyer (or its designees (as hereinafter defined) or permitted assignee) at the Closing upon the terms and conditions set forth in this Agreement. At Closing, the Tenant shall enter into the Lease, and Seller and Buyer, each acknowledges and agrees that the execution and delivery of the Lease, and the tenancy created thereby, is a condition to the effectiveness of the sale of the Properties to Buyer, without which neither Buyer nor Seller would be willing to consummate the transactions contemplated hereby.
Section 5.    Title.
At Closing, Seller agrees to execute and deliver to Buyer (or its designees or permitted assignee) (a) with respect to the California Properties, deeds in the form attached as Exhibit B-1, (b) with respect to the Colorado Property, a deed in the form attached as Exhibit B-2, (c) with respect to the Florida Properties, deeds in the form attached as Exhibit B-3, (d) with respect to the Louisiana Property, a deed in the form attached as Exhibit B-4, (e) with respect to the Michigan

Property, a deed in the form attached as Exhibit B-5, (f) with respect to the New Mexico Properties, deeds in the form attached as Exhibit B-6, (g) with respect to the Elyria Property, a deed in the form attached as Exhibit B-7, and (h) with respect to the Texas Properties, deeds in the form attached as Exhibit B-8, in each case free and clear of all liens, defects of title, and encumbrances, except for (i) the Lease; (ii) real estate taxes, and water and sewer charges, if any, for the current year and subsequent years that are not yet due or payable; (iii) assessments for municipal improvements, if any, for the current year and subsequent years that are not yet due or payable; (iv) zoning ordinances and building codes, to the extent the Properties are in compliance therewith; and (v) any and all other exceptions set forth in the Title Reports which Seller does not agree, and is not required, to cure under Section 6(a) herein and/or to which Buyer waives (or is deemed to have waived) an Objection pursuant to said Section 6(a) (collectively, the “Permitted Exceptions”).
Section 6.    Examination of Properties.
Seller and Buyer hereby agree as follows:
(a)Title Examination. (i) Buyer acknowledges receipt of title commitments for each Real Properties prepared by the Title Insurer (each, a “Title Report”; collectively, the “Title Reports”), and ALTA/NSPS Surveys (each a “Survey”; collectively, the “Surveys”), each of which have been ordered by Seller and the cost for which will be prorated in accordance with Section 2(c) of this Agreement. Buyer may order the following with respect to the Properties: zoning reports (collectively, the “Zoning Reports”), phase I environmental site assessments (collectively, the “Environmental Reports”), and property condition reports (collectively, the “PCRs”). Buyer may furnish to Seller prior to the expiration of the Examination Period a statement specifying any defects in the Title Reports and/or the Surveys (the “Objections”); provided that Buyer shall not be obligated to object to any Must Cure Items (which Seller shall in all events be obligated to cure at Seller’s sole cost and expense at or prior to Closing). Seller shall notify Buyer within five (5) business days after receipt of the Objections whether Seller will cure the Objections. If Seller does not respond within said five (5) business day period, Seller shall be deemed to have elected not to cure the Objections. If Seller does not agree (or is deemed to not agree) to cure each of the Objections, Buyer shall have the right, by notice given to Seller and Title Insurer within three (3) business days after receipt of Seller’s notice (or within three (3) business days of the expiration of Seller’s five (5) business day response period, if Seller does not respond), either to (a) waive the Objections and proceed with the transactions contemplated by this Agreement, in which event such Objections shall be Permitted Exceptions, or (b) terminate this Agreement, in which event the Earnest Money shall be paid to Buyer and thereafter no party hereto shall have any obligations or liabilities hereunder except those that expressly survive termination of this Agreement. If Buyer fails to elect to terminate this Agreement by notice given to Seller within said three (3) business day period, then Buyer shall be conclusively deemed to have elected to waive the Objections. If Buyer fails to deliver the Objections to Seller prior to the expiration of the Examination Period, then Buyer shall be deemed to have waived its right to object to any defect set forth in the Title Report and Survey; provided that Buyer shall not be obligated to object to any Must Cure Items (which Seller shall in all events be obligated to cure at Seller’s sole cost and expense at or prior to Closing).

(ii) If at any time after Buyer’s receipt of the initial Title Reports or Surveys, any update to any Title Report or Survey discloses any additional item which was not disclosed on any version of or update to the applicable Title Report or Survey delivered to Buyer previously (the “New Exception”), Buyer shall have a period of five (5) business days from the date of its receipt of such update (the “New Exception Review Period”) to review and notify Seller in writing of Buyer’s approval or disapproval of the New Exception, or if no such notice is provided, such New Exception will be deemed to have been waived, in which event such New Exception shall be a Permitted Exception.  If Buyer disapproves of the New Exception, Seller may, in its sole discretion, notify Buyer as to whether it is willing to cure the New Exception.  If Seller fails to deliver such notice to Buyer within five (5) business days after the expiration of the New Exception Review Period, Seller shall be deemed to have elected not to cure the New Exception.  If Buyer is dissatisfied with Seller’s response, or lack thereof, Buyer may, as its exclusive remedy, elect, upon written notice to Seller two (2) business days after receipt of Seller’s response (or within two (2) business days of the expiration of Seller’s five (5) business day response period, if Seller does not respond), either:  (a) to terminate this Agreement in its entirety, in which event this Agreement shall terminate, the Earnest Money shall be paid to Buyer, and thereafter no party hereto shall have any obligations or liabilities hereunder except those that expressly survive termination of this Agreement, (b) terminate this Agreement solely with respect to only the Properties with respect to which the New Exceptions apply, in which event the Purchase Price shall be reduced by the applicable Allocated Purchase Prices attributable to the Properties to which the New Exceptions apply, the Title Insurer shall immediately return to Buyer a portion of Earnest Money attributable to such Properties (in proportion of the applicable Allocated Purchase Prices), and thereafter neither Buyer nor Seller shall have any further rights, obligations or liabilities with respect to the applicable Properties for which this Agreement is terminated, except as otherwise provided herein (provided, however, that Buyer may only partially terminate this Agreement as to individual Properties under this subparagraph (b) if the Allocated Purchase Prices of such affected Properties, taken in the aggregate, does not exceed ten percent (10%) of the total Purchase Price, and in no event may Buyer partially terminate this Agreement under this subparagraph (b) with respect to the AVDC Property), or (c) to waive the New Exception and proceed with the transactions contemplated by this Agreement, in which event such New Exception shall be a Permitted Exception.  If Buyer fails to notify Seller of its election to terminate this Agreement in accordance with the foregoing sentence within two (2) business days after receipt of Seller’s response (or within two (2) business days of the expiration of Seller’s five (5) business day response period, if Seller does not respond), Buyer shall be deemed to have elected to approve and irrevocably waive any objections to the New Exception, in which event such New Exception shall be a Permitted Exception. Notwithstanding the foregoing, Seller shall be required to cure the following, whether or not Buyer objects to the same, at Seller’s sole cost and expense (the “Must Cure Items”): (w) all monetary liens or encumbrances against the Properties that are dischargeable by payment of a liquidated sum (including, without limitation, all mortgages, financing instruments, mechanics liens and judgments affecting the Properties; (x) all encumbrances against title which are created by or through Seller after the date hereof except if otherwise approved in writing by Buyer in Buyer’s sole discretion; (y) any delinquent real property taxes or special assessments affecting any Property; and (z) any matter which Seller elects to cure (including, without limitation, in the aforementioned Seller response notices, provided that for purpose of defining “Must Cure Items”, all matters that Seller elects to endeavor to cure, or to use commercially reasonable efforts to cure, or to elect to request a third party to cure, shall not be included as Must Cure Items, in which case the failure to cure such matters shall be treated solely as a failure of a condition and not as a breach of covenant). Unless consented to in writing by Buyer, notwithstanding anything to the contrary contained herein, in no event shall a Must Cure Item be considered a Permitted Exception, Buyer shall not be required to object to any Must Cure Item and if Seller shall fail to cure a Must Cure Item at or prior to Closing, Buyer shall have the rights set forth in Section 9(b). The Closing Date shall be automatically extended as necessary to accommodate the objection and response periods set forth in this Section 6(a)(ii).
(b)Examination. Within two (2) business days after the Effective Date, Seller shall deliver to Buyer all of the materials set forth on Schedule 6(b) attached hereto to the extent such materials are in Seller’s possession and are readily available, and should there be any delay in the delivery of such materials by Seller to Buyer, for each day that passes thereafter until all of such materials are delivered to Buyer, the Examination Period shall be extended by one (1) day. Additionally, during the term of this Agreement, Buyer, its agents and designees, shall have the right to enter the Properties during normal business hours for the purposes of inspecting the Properties, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may require to assess the condition and suitability of the Properties; provided, however, that such activities by or on behalf of Buyer on the Properties shall not materially damage the Properties nor unreasonably interfere with the conduct of business by Seller or any of Seller’s tenants; and provided further, however, that Buyer shall (i) indemnify and hold Seller harmless from and against any and all actual claims, judgments, fines, penalties, reasonable out-of-pocket costs, expenses and damages to the extent resulting from damage to the Properties or injury to persons as a result of the activities of Buyer and its agents and designees on the Properties (including, but not limited to, reasonable out-of-pocket attorneys’ fees), and (ii) repair any and all damage caused, in whole or in part, by Buyer, which obligations shall survive any termination of this Agreement; except, however, that Buyer shall not be responsible for any repairs necessitated by Buyer’s mere discovery of any pre-existing conditions on the Properties during Buyer’s diligence inspections except to the extent any such conditions are exacerbated by Buyer. Before entering the Properties, Buyer shall give reasonable written notice to Seller’s designated representative(s) of such entry upon the Properties by Buyer, and Seller will have the opportunity to have a representative present during any and all examinations, inspections and/or studies on the Properties.
(c)Termination; Notice to Proceed. Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Examination Period, in which event this Agreement shall become null and void, Buyer shall receive a refund of the Earnest Money, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise set forth herein. If Buyer does not provide Seller written notice stating that it waives its right to terminate this Agreement pursuant to this Section 6(c), then this Agreement shall terminate upon the expiration of the Examination Period, Buyer shall receive a refund of the Earnest Money, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise set forth herein. If Buyer provides written notice to Seller prior to the expiration of the Examination Period stating that Buyer waives its right to terminate this Agreement pursuant to this Section 6(c) and elects to proceed with the transaction contemplated by this Agreement, then this Agreement shall continue in full force and effect and Buyer and Seller shall proceed to Closing, subject to and in accordance with the terms and conditions of this Agreement.
(d)Exclusions. Except as expressly provided otherwise in the last sentence of this Section 6(d), Buyer also shall have until 5:00 p.m. (Chicago, Illinois time) on the date that is ten (10) days prior to the Closing Date (the “Exclusion Deadline”) to exclude one or more Properties (each, an “Excluded Property”, and collectively, the “Excluded Properties”) from the transaction contemplated by this Agreement, by delivering one or more written notices thereof (each, an “Exclusion Notice”) to Seller on or before the Exclusion Deadline, in Buyer’s sole discretion; provided, however, no Property may be excluded from the transaction contemplated by this Agreement pursuant to this Section 6(d) unless Buyer reasonably determines with respect to any such Excluded Property that any of the following exists or occurs: (i) a material violation of applicable laws, rules or regulations; (ii) a material title, survey or zoning defect; (iii) Hazardous Substances are present on the Excluded Property or there is a violation of Environmental Laws; or (iv) a material physical defect in the Improvements. If Buyer does not deliver an Exclusion Notice prior to the Exclusion Deadline, Buyer shall be conclusively deemed to have waived its right to deliver an Exclusion Notice pursuant to this Section 6(d). If Buyer timely delivers an Exclusion Notice, then, as Buyer’s sole and exclusive remedy, this Agreement shall be deemed terminated solely with respect to the applicable Excluded Properties, the Purchase Price shall be reduced by the applicable Allocated Purchase Price attributable to such Excluded Properties, the Title Insurer shall immediately return to Buyer a portion of Earnest Money attributable to such Excluded Properties (in proportion of the applicable Allocated Purchase Price) and thereafter the parties shall have no further rights or obligations under this Agreement with respect to the applicable Excluded Properties except for those that expressly survive termination. Notwithstanding the foregoing, Buyer may only exclude one or more individual Properties under this Section 6(d) if the Allocated Purchase Prices of such Properties, taken in the aggregate, does not exceed ten percent (10%) of the total Purchase Price and in no event may the AVDC Property be an Excluded Property under this Section 6(d).
Section 7.    Risk of Loss/Condemnation.
Until Closing, the risk of loss or damage to the Properties shall be borne by Seller. In the event all or any portion of a Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued), Seller shall give Buyer written notice immediately upon becoming aware thereof, and: (a) with respect to any casualty, if the cost to repair such casualty would exceed five percent (5%) of the Allocated Purchase Price with respect to such Property, and (b) with respect to any condemnation or taking (or notice thereof), the proposed condemnation or taking would result in (i) the loss of legal access to a public right-of way, (ii) the reduction of value in the Properties by more than five percent (5%) of its Allocated Purchase Price, then, in any such case, Buyer may elect to terminate this Agreement either (1) with respect to the entire Agreement by providing written notice of such termination to Seller within ten (10) business days after Buyer’s receipt of notice of such condemnation, taking or damage, upon which termination the Earnest Money shall be returned to Buyer and thereafter neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise set forth herein, or (2) with respect to only the affected Property by providing written notice of such termination to Seller within ten (10) business days after Buyer’s receipt of notice of such condemnation, taking or damage, upon which termination the Purchase Price shall be reduced by the applicable Allocated Purchase Price attributable to such Property, the Title Insurer shall immediately return to Buyer a portion of Earnest Money attributable to such applicable Property (comparing the applicable Property’s Allocated Purchase Price against the total Purchase Price), and thereafter neither party hereto shall have any further rights, obligations or liabilities under this Agreement with respect to such Property, except as otherwise set forth herein; provided, however, that Buyer may only partially terminate this Agreement as to individual Properties under this subparagraph (2) if the Allocated Purchase Prices of such affected Properties, taken in the aggregate, does not exceed ten percent (10%) of the total Purchase Price, and in no event may Buyer partially terminate this Agreement under this subparagraph (2) with respect to the AVDC Property. Subject to the foregoing, with respect to any condemnation or taking (or any notice thereof), if Buyer does not elect to cancel this Agreement, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer, at the Closing, the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards to be applied in accordance with the terms of the Lease. Subject to the foregoing, with respect to a casualty, if Buyer does not elect to terminate this Agreement or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer, at the Closing, the rights of Seller to the proceeds under Seller’s insurance policies covering such Properties with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing), with Seller responsible for payment of any deductible and/or uninsured amount with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies which shall be applied in accordance with the terms of the Lease.    The Closing Date shall be automatically extended as necessary to accommodate the determination periods set forth in this Section 7.
Section 8.    Earnest Money Disbursement.
The Earnest Money shall be held by the Title Insurer, in trust, and disposed of only in accordance with the following provisions:
(a)The Title Insurer shall invest the Earnest Money in a money market account reasonably satisfactory to Buyer at Buyer’s sole cost and expense, and shall promptly provide Buyer and Seller with confirmation of the investments made, including the name and address of the bank where such account is maintained and the account number thereof. The Title Insurer shall not commingle the Earnest Money with any funds of the Title Insurer or others.
(b)If the Closing occurs, the Title Insurer shall deliver the Earnest Money to, or upon the instructions of, Seller and Buyer upon the Closing. If for any reason the Closing does not occur, the Title Insurer shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this Section 8(b). Subject to the last sentence of this Section 8(b), if for any reason the Closing does not occur and either party makes a written demand (the “Demand”) upon the Title Insurer for payment of the Earnest Money, the Title Insurer shall give written notice to the other party of the Demand within one (1) business day after receipt of the Demand. If the Title Insurer does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Title Insurer, the Title Insurer is hereby authorized to make the payment set forth in the Demand. If the Title Insurer does receive such written objection within such period, the Title Insurer shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court. Notwithstanding the foregoing provisions of this Section 8(b) if Buyer delivers a notice to Title Insurer on or prior to the expiration of the Examination Period that Buyer has terminated this Agreement, then Title Insurer shall immediately return the Earnest Money to Buyer without the necessity of delivering any notice to, or receiving any notice from Seller.
(c)Buyer and Seller acknowledge that the Title Insurer is acting solely as a stakeholder at their request and for their convenience, that the Title Insurer shall not be deemed to be the agent of any of Buyer or Seller, and that the Title Insurer shall not be liable to any of Buyer or Seller for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from the Title Insurer’s mistake of law respecting the Title Insurer scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold the Title Insurer harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of the Title Insurer’s duties hereunder, except with respect to actions or omissions taken or made by the Title Insurer in bad faith, in disregard of this Agreement or involving negligence on the part of the Title Insurer. The Title Insurer has executed this Agreement in the place indicated on the signature page hereof in order to confirm that the Title Insurer has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of this Section 8.
Section 9.    Default; Breach of Representation.
(a)In the event Buyer fails to consummate the Closing on the Closing Date, for any reason other than Seller’s default or the permitted termination of this Agreement by either Seller or Buyer as provided for in this Agreement, then Seller may, upon five (5) days’ notice to Buyer, if such failure is not cured within such five (5) day period, as its sole and exclusive remedy, terminate this Agreement by notice to Buyer, and in such event Seller shall be entitled to immediately receive all of the Earnest Money as liquidated damages. Upon such termination, and receipt by Seller of all of the Earnest Money, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise provided herein. Seller and Buyer agree that it is difficult to determine, with any degree of certainty, the loss which Seller would incur in the event of Buyer’s default in its obligation to consummate the Closing on the Closing Date, and the parties have agreed that the amount of the Earnest Money represents a reasonable estimate of such loss and is intended as a liquidated damages provision.

/s/ JR	/s/ MR
Seller's Initials	Buyer's Initials

(b)In the event Seller should breach, in any material respect, any of its covenants, representations or warranties contained in this Agreement, or if Seller should fail to consummate the Closing on the Closing Date for any reason other than Buyer’s default, Buyer may, upon five (5) days’ notice to Seller, if such breach or failure is not cured within such five (5) day period, as its sole and exclusive remedy, either (i) waive such default or failure and proceed to Closing in accordance with the terms and provisions hereof, (ii) terminate this Agreement in its entirety by notice to Seller, in which event the Title Insurer shall return immediately the Earnest Money to Buyer, and Seller shall reimburse Buyer for Buyer’s actual out-of-pocket expenses incurred with respect to its negotiation of this Agreement and due diligence with respect to the Properties, including but not limited to environmental and engineering consultants’ fees, legal fees, and financing deposits, not to exceed an aggregate amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00), and thereafter neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise provided herein, (iii) terminate this Agreement by notice to Seller solely with respect to only the Properties with respect to which the applicable breach or default occurred, in which event the Purchase Price shall be reduced by the applicable Allocated Purchase Prices attributable to the Properties to which the applicable breach or default occurred, the Title Insurer shall immediately return to Buyer a portion of Earnest Money attributable to such Properties (in proportion of the applicable Allocated Purchase Prices), and Seller shall reimburse Buyer for Buyer’s actual out-of-pocket expenses incurred with respect to its due diligence with respect to such Properties, including but not limited to environmental and engineering consultants’ fees, legal fees, and financing deposits, not to exceed One Hundred Thousand and 00/100 Dollars ($100,000.00) with respect to the AVDC Property, and Twenty Five Thousand and 00/100 Dollars ($25,000.00) with respect to all other Properties that are not the AVDC Property, up to an aggregate amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00), and thereafter neither Buyer nor Seller shall have any further rights, obligations or liabilities with respect to the applicable Properties for which this Agreement is terminated, except as otherwise provided herein (provided, however, that Buyer may only partially terminate this Agreement as to individual Properties under this subparagraph (iii) if the Allocated Purchase Prices of such affected Properties, taken in the aggregate, does not exceed ten percent (10%) of the total Purchase Price, and in no event may Buyer partially terminate this Agreement under this subparagraph (iii) with respect to the AVDC Property), or (iv) enforce specific performance of Seller’s obligations hereunder. This subparagraph (b) shall survive the Closing or the earlier termination of this Agreement.

(c)As a condition precedent to Buyer exercising any right it may have to bring an action for specific performance hereunder, Buyer must commence such an action within sixty (60) days after Buyer becomes aware of the occurrence of Seller’s default. Buyer agrees that its failure to timely commence such an action for specific performance within such sixty (60) day period shall be deemed a waiver by it of Buyer’s right to commence an action for specific performance.

(d)Notwithstanding Subparagraphs 9(a) and 9(b) hereof, in no event shall the provisions of Subparagraphs 9(a) and 9(b) limit the damages recoverable by either party against the other party due to the other party’s obligation to indemnify such party in accordance with the express provisions of this Agreement. This subparagraph (d) shall survive the Closing or the earlier termination of this Agreement.
(e)Notwithstanding anything to the contrary in this Agreement, in the event of a default of Seller hereunder which makes specific performance unavailable, Buyer shall, in addition to the foregoing remedies, be permitted to pursue any and all rights and remedies available to Buyer at law or in equity. This subparagraph (e) shall survive the Closing or the earlier termination of this Agreement.
(f)All representations and warranties in this Agreement, and covenants required to be performed under this Agreement prior to Closing, shall survive the Closing for a period of nine (9) months after the Closing (the “Survival Period”). Any right of action for the breach of any representation, warranty or covenant contained herein shall not merge with the deeds delivered at the Closing but shall survive the Closing for the Survival Period. Seller and Buyer agree that, following the Closing, each shall be liable for the direct and actual, but not special, indirect, consequential or punitive, damages resulting from any breach of its representations, warranties or covenants expressly set forth in this Agreement; provided, however, that: (i) following Closing, the total liability of Seller for all such breaches of its representations and warranties under this Agreement shall not, in the aggregate, exceed three percent (3%) of the Purchase Price (the “Claim Cap”); and (ii) following Closing, the total liability of Buyer for all such breaches shall not, in the aggregate, exceed the Claim Cap. Buyer further agrees that, following the Closing, no claim may or shall be made for any alleged breach of any representations or warranties made by Seller under or relating to this Agreement unless the amount of such claim or claims, individually or in the aggregate, exceeds One Hundred Thousand and 00/100 Dollars ($100,000.00) (in which event the full amount of such valid claims against Seller shall be actionable up to, but not in excess of, the Claim Cap). In the event that Seller breaches any representation or warranty contained in this Agreement, in any material respect, and Buyer had actual knowledge of such breach on or prior to the Closing Date, Buyer shall be deemed to have waived any right of recovery, and Seller shall not have any liability to Buyer in connection therewith.
Section 10.Closing.
    Subject to the terms and conditions of this Agreement, the closing of the transaction hereunder (the “Closing Date”) shall occur on the date that is fifteen (15) days after the expiration of the Examination Period. The Closing shall consist of the execution and delivery of documents by Seller, Buyer, and the Tenant as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. Seller and Tenant, as applicable, shall deliver to Buyer at Closing the following executed documents:
(a)With respect to each of the California Properties, an original grant deed in the form attached hereto as Exhibit B-1, executed by the applicable Seller Entity and conveying the

California Properties to Buyer (or its designee or permitted assignee) subject only to the Permitted Exceptions;
(b)With respect to the Colorado Property, an original deed in the form attached hereto as Exhibit B-2, executed by the applicable Seller Entity and conveying the Colorado Property to Buyer (or its designee or permitted assignee) subject only to the Permitted Exceptions;

(c)With respect to each of the Florida Properties, an original deed in the form attached hereto as Exhibit B-3, executed by the applicable Seller Entity and conveying the Florida Properties to Buyer (or its designee or permitted assignee) subject only to the Permitted Exceptions;

(d)With respect to the Louisiana Property, an original deed in the form attached hereto as Exhibit B-4, executed by the applicable Seller Entity and conveying the Louisiana Property to Buyer (or its designee or permitted assignee) subject only to the Permitted Exceptions;

(e)With respect to the Michigan Property, an original deed in the form attached hereto as Exhibit B-5, executed by the applicable Seller Entity and conveying the Michigan Property to Buyer (or its designee or permitted assignee) subject only to the Permitted Exceptions;

(f)With respect to each of the New Mexico Properties, an original deed in the form attached hereto as Exhibit B-6, executed by the applicable Seller Entity and conveying the New Mexico Properties to Buyer (or its designee or permitted assignee) subject only to the Permitted Exceptions;

(g)With respect to the Elyria Property, an original deed in the form attached hereto as Exhibit B-7, executed by the applicable Seller Entity and conveying the Elyria Property to Buyer (or its designee or permitted assignee) subject only to the Permitted Exceptions;

(h)With respect to each of the Texas Properties, an original deed in the form attached hereto as Exhibit B-8, executed by the applicable Seller Entity and conveying the Texas Properties to Buyer (or its designee or permitted assignee) subject only to the Permitted Exceptions (the deeds in the foregoing subparagraphs (a) through (h), collectively, the “Deeds”);

(i)two (2) originals of (i) the Lease, executed by Tenant, as tenant, and (ii) the Guaranty, executed by Guarantor, as guarantor;

(j)twenty-eight (28) originals of the memorandum of Lease in the form contemplated in the Lease, as modified by Section 36 of this Agreement (each, a Memorandum; together, the “Memoranda”) for recordation in the applicable county records;

(k)one (1) original Assignment of Intangible Property in the form of Exhibit D attached hereto, with respect to each Property, executed by each applicable Seller Entity conveying the Intangible Property to the applicable Buyer (or its designee or permitted assignee) (collectively, the “Assignments of Intangible Property”);

(l)a settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;

(m)all transfer tax statements, declarations, residency certifications, filings, and notices as may be necessary or appropriate for purposes of recordation of each applicable Deed (including, without limitation, any water reading, water bill, certificate (including, without limitation, water certificates, certificates of sewer compliance, and certificates of building compliance), inspection report, evidence of required repairs, clearance letter, release, the Michigan Real Estate Transfer Tax Valuation Affidavit, evidence of payment of all sums owed to any government, agency, or municipality, and any other similar certificate, payment or deliverable customarily submitted or obtained in the jurisdiction in which any portion of the Property is located in connection with sales of property similar to the Property). Seller shall coordinate any such required inspections, readings, and other actions. In the event any state, county, local or municipal agency requires any holdback in connection therewith, the required amount shall be set aside from the Purchase Price and held in escrow with Title Insurer in accordance with such Title Insurer’s customary instructions and procedures in such jurisdiction;

(n)good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other organization or authority documents as reasonably requested by the Title Insurer;

(o)a FIRPTA Affidavit from each Seller Entity in the form of Exhibit E attached hereto;

(p)with respect to each Texas Property, an affidavit in the form attached hereto as Exhibit H, each executed by the applicable Seller Entity;

(q)with respect to each Property that is not a Texas Property, an affidavit in the form attached hereto as Exhibit F, each executed by the applicable Seller Entity;

(r)an SNDA (as defined in the Lease) in a form requested by Buyer in accordance with the Lease;

(s)to the extent received, the Estoppels (as hereinafter defined);

(t)one (1) duly executed original of the Columbus DC Lease Amendment;

(u)with respect to each California Property, a California Form 593, duly executed by Seller;

(v)such additional documents, tax certificates, withholding forms, instructions or other items as may be necessary or appropriate to comply with the provisions of this Agreement and to effect the transactions contemplated hereby; and

(w)at Closing, Seller shall direct and pay all of its sales proceeds received hereunder (net of reasonable, actual, out-of-pocket transaction costs incurred by Seller in connection with this Agreement) first to pay off the AVDC Synthetic Lease and second to pay the remainder of such proceeds to PNC Bank, National Association, as Administrative Agent under Guarantor’s Credit Facility, to be applied as a pay down of Guarantor’s revolving loans outstanding thereunder (each of which obligations shall survive the Closing) (such payments, collectively, the “Prepayment”).

At Closing, Buyer shall instruct the Title Insurer to deliver the Earnest Money to Seller which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Seller and shall execute and deliver executed counterparts (as applicable) of the closing documents referenced in Sections 10(i), (j), (k), (l), and (t) to the extent applicable. In addition, for each California Property, Buyer shall complete and deliver to the Title Insurer a duly executed Preliminary Change of Ownership Report (“PCOR”). The Closing shall be held through a customary, New York style escrow arrangement between the parties and the Title Insurer, or such other place or manner as the parties hereto may mutually agree.
Section 11.Seller’s Representations.
Seller represents and warrants to Buyer, effective as of the Effective Date and as of the Closing Date, as follows:
(a)BLS Seller is duly organized (or formed), validly existing and in good standing under the laws of the State of Ohio. PNS Seller is duly organized (or formed), validly existing and in good standing under the laws of the State of California. AVDC Seller is duly organized (or formed), validly existing and in good standing under the laws of the State of Ohio. Seller is authorized to consummate the transaction set forth herein and fulfill all of its respective obligations hereunder and under all closing documents to be executed by Seller, and Seller has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller or any Property is bound;
(b)Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Properties, and Seller has no knowledge of any pending litigation, condemnation proceeding or tax appeals against Seller or the Properties; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Properties and Seller has no knowledge that any Property may be rezoned;
(c)(i) There are no actions, suits or other proceedings of any kind pending or, to the best of Seller’s knowledge, threatened against Seller or the Properties which, if determined adversely, would have a material adverse effect on the validity or enforceability of this Agreement or the ability of Seller to perform its obligations hereunder; and (ii) Seller has not received any written notice of any current or pending environmental investigations against the Properties and Seller has no actual knowledge of any pending environmental investigations against the Properties;
(d)Seller has not entered into any contracts, subcontracts or agreements, including but not limited to any brokerage agreements, affecting any Property which will be binding upon Buyer after the Closing;
(e)Except for defaults cured on or before the date hereof, Seller has not received any written notice of default under the terms of any of the contracts affecting or related to the Property, and, to Seller’s knowledge, there are no defaults under the contracts affecting or related to the Property;
(f)Except for violations cured or remedied on or before the date hereof, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Properties and Seller has no knowledge of any such violations;
(g)Other than the Rally’s Lease and the Wendy’s Lease, there are no occupancy rights, leases, subleases, ground leases or tenancies affecting the Properties;
(h)No Seller Entity is a “foreign person” under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) and upon consummation of the transaction contemplated hereby, Buyer will not be required to withhold from the Purchase Price any withholding tax;
(i)There are no pending or, to Seller’s knowledge, threatened condemnation proceedings affecting the Properties, and Seller has not received any written notice that there is any pending or threatened condemnation of all or any part of the Properties;
(j)(1) To Seller’s knowledge, no Hazardous Substances have been generated, stored, released, or disposed of on or about the Properties in violation of any law, rule or regulation applicable to the Properties which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”); and (2) Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority concerning any petroleum product or other Hazardous Substance discharge or seepage;
(k)There are no rights of first refusal, rights of first offer, purchase options or similar purchase rights with respect to the Properties;
(l)Seller is not acting on behalf of (a) an “employee benefit plan” (as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974 (“ERISA”)) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975(e) of the Internal Revenue Code of 1986 (the “Code”) that is subject to Section 4975 of the Code (each of the foregoing a “Plan”), (c) an entity or account the assets of which constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation 29 CFR

Section 2510.3-101, as modified by Section 3(42) of ERISA or (d) a “governmental plan” within the meaning of Section 3(32) of ERISA;
(m)Neither Seller, nor any of Seller’s affiliates is in violation of any laws relating to terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56 and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”) (collectively, the “Anti-Money Laundering and Anti-Terrorism Laws”). Neither Seller, nor any of Seller’s affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time. Neither Seller, nor any of Seller’s affiliates, nor, without inquiry, any of its brokers or other agents, in any capacity in connection with the sale of the Properties (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists referenced above, (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (C) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws. Neither Seller, nor any person controlling or controlled by Seller, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7));
(n)Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally;
(o)Each Seller Entity has employees, but following the Closing, Buyer shall have no obligation to employ or continue to employ any individual employed by any Seller Entity or at the Properties, and Buyer shall not incur any costs, expenses, liabilities, or obligations due to the fact that each Seller Entity has employees (Seller to indemnify and hold Buyer harmless for the same, which covenant shall survive the Closing). There are no employment, collective bargaining or similar agreements or arrangements with Seller, or with respect to the Properties, which will be binding on Buyer after the Closing;

(p)Except for items being paid by Seller at Closing or prorated at Closing, there are no outstanding accounts payable or unpaid debts relating to the Properties that would be binding on Buyer or the Properties, including, without limitation, any unpaid charges, debts, liabilities, claims or obligations arising from the construction, occupancy, ownership, use or operation of the Properties, which could give rise to any mechanic’s or materialmen’s or other statutory liens against any portion of the Properties; and
(q)Terms such as “to Seller’s knowledge,” “to the best of Seller’s knowledge” or like phrases mean the knowledge of Jonathan Ramsden, the individual in Seller’s organization charged with responsibility for the Properties, the Lease and the matters otherwise addressed in the representations and warranties contained herein; provided however, that so qualifying Seller’s knowledge shall in no event give rise to any personal liability on the part of Seller’s property manager, any officer, director or employee of Seller or Big Lots, Inc., on account of any breach of any representation or warranty made by Seller herein.
(r)As to each Seller Entity, the portion of the Properties located in Florida owned by such Seller Entity does not constitute fifty percent (50%) or more of the assets of the applicable Seller Entity.
Section 12.Buyer’s Representations.
Buyer represents and warrants to Seller effective as of the Effective Date and as of the Closing Date, as follows:
(a)Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder, will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound;
(b)No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar State or Federal Law;
(c)Neither Buyer nor, to Buyer’s actual knowledge, its affiliates, is in violation of any Anti-Money Laundering and Anti-Terrorism Laws. Neither Buyer nor, to Buyer’s actual knowledge, its affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of

State, or other U.S. government agencies, all as may be amended from time to time. Neither Buyer nor, to Buyer’s actual knowledge, its affiliates or, without inquiry, any of its brokers or other agents, in any capacity in connection with the sale of the Properties (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists referenced above, (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (C) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws. Neither Buyer, nor any person controlling or controlled by Buyer, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7));
(d)Buyer is not, and is not acting on behalf of, (a) a Plan, (b) an entity or account the assets of which constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA or (c) a “governmental plan” within the meaning of Section 3(32) of ERISA;
(e)Buyer has not incurred indebtedness in excess of eighty percent (80%) of the Purchase Price in connection with funding the Purchase Price;
(f)If Buyer is a disregarded entity for federal income tax purposes, Buyer, the most immediate parent company of Buyer that is not a disregarded entity for federal income tax purposes and owns the entire equity interest of Buyer (directly or indirectly) (“Buyer’s Non-Disregarded Parent”), and any subsidiary of Buyer’s Non-Disregarded Parent that owns the entire equity interest in Buyer (directly or indirectly), have not incurred indebtedness, collectively, in excess of eighty percent (80%) of the Purchase Price in connection with funding the Purchase Price or making capital contributions directly or indirectly to Buyer to fund the Purchase Price, as applicable; and
(g)For purposes of this Agreement, terms such as “to Buyer’s knowledge”, “to the best of Buyer’s knowledge”, or like phrases mean the actual knowledge of Michael Reiter, with no duty of inquiry, an individual in Buyer’s organization expected to have knowledge of the matters set forth in this Agreement; provided, however, that so qualifying Buyer’s knowledge shall in no event give rise to any personal liability on the part of such individual (or any other officer, director or employee of Buyer or its affiliates) on account of any breach of any representation, warranty or covenant by Buyer herein.

Section 13.Conditions to Buyer’s Obligations.
Buyer’s obligation to pay the Purchase Price, accept title to the Properties and proceed to Closing on the terms and conditions of this Agreement shall be subject to satisfaction of the following conditions precedent on and as of the Closing Date:
(a)Seller shall deliver or cause to be delivered to Buyer on or before the Closing Date the documents set forth in Section 10 above;
(b)Each of the representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing;
(c)Buyer shall receive from the Title Insurer current ALTA owner’s title insurance policies, or irrevocable and unconditional binders to issue the same, with extended coverage and the ALTA 15 Endorsement, for each Real Property in the amount of the applicable Allocated Purchase Price, dated, or updated to, no earlier than the date of the Closing, insuring, at its ordinary premium rates, Buyer’s good and marketable title in fee simple to the Real Property and otherwise in such form approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions (the “Title Policy”);
(d)On or before the date that is three (3) days prior to the expiration of the Examination Period, Seller shall have delivered to Buyer estoppel certificates in the form provided by Buyer (and reasonably acceptable to Seller) from any parties to material declarations, development agreements, and/or reciprocal and/or operating easement agreements affecting the Properties (collectively, the “Required Estoppels”). The Required Estoppels shall not show any default by Seller, BCC, or any of their affiliates (including, without limitation, Tenant) or any information that would be reasonably expected to have a material adverse effect on the ownership, use, occupancy maintenance, or value of the Properties; and
(e)From the Effective Date until Closing, no material adverse change shall have occurred with respect to the Properties or the Tenant.
Buyer may at any time or times, at its election, waive any of the conditions to its obligations under this Agreement but any such waiver shall be effective only if contained in a writing signed by Buyer. If all of the above conditions have not been satisfied, or waived in writing by Buyer, on or prior to the Closing Date, then Buyer shall have the right to terminate this Agreement in its entirety, and upon such termination the Earnest Money shall be refunded to Buyer and thereafter neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise set forth herein. If the failure of any condition precedent to Buyer’s obligations set forth in this Section 13 arises as a result of a default by Seller under this Agreement, Buyer shall also have the remedies available to Buyer in Section 9(b).
Section 14.Conditions to Seller’s Obligations.

Seller’s obligation to deliver title to the Properties and proceed to Closing on the terms and conditions of this Agreement shall be subject to satisfaction of the following conditions precedent on and as of the Closing Date:
(a)Buyer shall deliver to Seller upon the Closing the remainder of the Purchase Price as adjusted pursuant to Section 2 hereof; and
(b)The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.
If all of the above conditions have not been satisfied or waived in writing by Seller on or prior to the Closing Date, then Seller shall have the right to terminate this Agreement, and upon such termination the Earnest Money shall be refunded to Buyer and neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise set forth herein. In the event of the failure of the condition precedent to Seller’s obligations set forth in Section 14(a), Seller shall have the remedies available to Seller in Section 9(a).
Section 15.Notices.
All notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given on the date: (i) delivered in person, (ii) deposited in the United States mail, registered or certified, return receipt requested, (iii) delivery via electronic mail to the addresses set out in Section 1 or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1. Such notices shall be deemed effective upon receipt, provided, however, as to item (iii), receipt occurs on or before 6:00 p.m. EST on a business day, otherwise, such notice shall be deemed to have been received on the next succeeding business day. Any address or name specified in Section 1 may be changed by notice given to the addressee by the other party in accordance with this Section 15. Anything to the contrary notwithstanding, if notice cannot be delivered because of a changed address of which no notice was given as provided above, or because of rejection or refusal to accept any notice, then receipt of such notice shall be deemed to be as of the date of inability to deliver or rejection or refusal to accept. Any notice to be given by any party may be given by the counsel for such party.
Section 16.Seller Pre-Closing Covenants.
From and after the Effective Date and until Closing, Seller agrees that it shall:
(a)continue to operate the Properties in materially the same manner in which each Seller Entity has previously operated the Properties;
(b)subject to Section 7 hereof and subject to reasonable wear and tear and damage from fire or other casualty, maintain the Properties in the same (or better) condition as exists on the date hereof;

(c)keep the Property insured for no less than full replacement cost thereof subject to such deductibles as are currently in place with respect to such Property;
(d)not (i) enter into, amend, modify, terminate or grant any waiver or approval under any leases, licenses or other occupancy agreements, or any other contracts that would be binding on Buyer after Closing, (ii) transfer, sell or otherwise dispose of any Property, except for the replacement of obsolete personal property in the ordinary course of business, nor (iii) initiate or consent to any zoning reclassification or other change to the zoning, site plan, special use permit or other land use entitlement with respect to the Property, without, in each instance, obtaining the prior written consent of Buyer in its sole and absolute discretion;
(e)request the Required Estoppels (if applicable), and also request any other estoppel certificates in the form provided by Buyer (and reasonably acceptable to Seller) with respect to any other declarations, development agreements, and/or reciprocal and/or operating easement agreements affecting the Properties (if applicable), from all applicable parties within two (2) business days following the Effective Date, and thereafter shall use commercially reasonable efforts to obtain the same; and
(f)promptly inform Buyer in writing of (i) the receipt of a written notice from any applicable governmental authority having jurisdiction of any purported violation of law with respect to the Properties and/or any casualty or condemnation with respect to the Properties or (ii) any other material event which would reasonably be expected to adversely affect the ownership, use, occupancy or maintenance of the Properties, whether insured or not.
Section 17.Financial Strength Parameters.
Pursuant to Section 10 of this Agreement, at Closing, Seller will pay down or payoff, as applicable (or cause to be paid down or paid off, as applicable), with the proceeds generated by the sale of the Properties pursuant to this Agreement, first, the AVDC Synthetic Lease and, second, a portion of the revolving loans outstanding under Guarantor’s Credit Facility, in the amount of the Prepayment; provided that nothing in this Section 17 (a) shall require a permanent reduction of the commitments under the Guarantor’s Credit Facility or (b) except as set forth in the next sentence, in any way restrict Guarantor’s ability to make borrowings under Guarantor’s Credit Facility following the Closing Date. Until the six month anniversary of the Closing Date (the “Condition End Date”), at any time that Availability as of the end of the most recently ended fiscal quarter for which a 10-Q or 10-K, as applicable, has been filed is less than $500 million, Guarantor will not make any new drawings of revolving loans under Guarantor’s Credit Facility for any purpose other than working capital, general corporate, operational requirements or capital expenditures, as determined by Guarantor in its commercially reasonably discretion, until such earlier time as (x) the time that Availability exceeds $500 million as of the end of any subsequent fiscal quarter for which a 10-Q or 10-K has been filed or (y) the Condition End Date. For purposes hereof, “Availability” means “Availability” as defined in Guarantor’s Credit Facility or any substantially similar term in any replacement to Guarantor’s Credit Facility and after giving pro forma effect to the Prepayment at any time following the end of the applicable fiscal quarter-end if Availability does not reflect such Prepayment as if such Prepayment occurred during the applicable fiscal quarter. This Section 17 shall survive the Closing.
Section 18.Entire Agreement.
This Agreement constitutes the sole and entire agreement among the parties hereto with regard to the subject matter hereof, and no modification of this Agreement shall be binding unless in writing and signed by Buyer and Seller. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.
Section 19.No Representations or Warranties.
Buyer hereby acknowledges, understands and agrees that, as of the earlier of the expiration of the Examination Period or Buyer’s waiver of such right, it will have had an opportunity to inspect the Properties as set forth in Section 6 herein, and except as set forth in this Agreement and the other documents executed and delivered by Seller or its affiliates at Closing (the “Closing Documents”), the Properties shall be conveyed at Closing to Buyer in “as-is” condition with no representation or warranties whatsoever.
Section 20.Applicable Law.
This Agreement shall be construed under the laws of the State of Illinois, without giving effect to any conflict of laws or principles.
Section 21.No Brokers.
Buyer and Seller each hereby represent that there are no brokers involved or that have a right to proceeds in this transaction. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys’ fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder’s fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party. The representations, warranties and indemnity obligations contained in this Section 21 shall survive the Closing or the earlier termination of this Agreement.
Section 22.Attorneys’ Fees.
In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s reasonable attorneys’ fees and disbursements and court costs incurred in such action.
Section 23.Exclusivity.
Prior to the Closing or the earlier termination of this Agreement, Seller will not show, market, offer, or negotiate to sell or obtain a loan with respect to the Properties or any portion thereof or any direct or indirect interest therein to any party other than Buyer, nor will Seller conduct discussions with any third party with respect to the same.
Section 24.No Recording.
Buyer may not record this Agreement or any memorandum of short form hereof.
Section 25.Computation of Time.
The time in which any act under this Agreement is to be done shall be computed by excluding the first day and including the last day. If the last day of any time period stated herein shall fall on a Saturday, Sunday or legal holiday, then the duration of such time period shall be extended so that it shall end on the next succeeding day which is not a Saturday, Sunday or legal holiday. Unless preceded by the word “business,” the word “day” shall mean a calendar day. The phrase “business day” or “business days” shall have the meaning set forth in Section 1. Time is of the essence with respect to this Agreement and the transactions contemplated hereby.
Section 26.Counterparts; Electronic Signatures.
This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures to this Agreement, any amendment hereof and any notice given hereunder, delivered electronically via DocuSign, .pdf, .jpeg, .TIF, .TIFF or similar electronic format shall be deemed an original signature and fully effective as such for all purposes. Each party agrees to deliver promptly an executed original of this Agreement (and any amendment hereto) with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement (or any amendment hereto), it being expressly agreed that each party to this Agreement shall be bound by its own electronically transmitted signature and shall accept the electronically transmitted signature of the other party to this Agreement.
Section 27.Binding Effect.
This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.
Section 28.No Offer.
This Agreement is of no force or effect unless it is signed by Seller and Buyer, and a signed copy of this Agreement delivered by Seller to Buyer. The mailing, delivery or negotiation of this Agreement by Seller or Buyer or any agent or attorney of Seller or Buyer prior to the execution and delivery of this Agreement as set forth in this clause shall not be deemed an offer by Seller or Buyer to enter into this Agreement, whether on the terms contained in this Agreement or on any other terms.
Section 29.Waiver of Trial by Jury.

THE RESPECTIVE PARTIES HERETO SHALL AND HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR FOR THE ENFORCEMENT OF ANY REMEDY GRANTED IN THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY SELLER AND BUYER, EACH OF WHOM HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. SELLER AND BUYER EACH FURTHER REPRESENT THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
Section 30.Assignment.
This Agreement may not be assigned by Buyer or Seller without the prior written consent of the other such party. Notwithstanding the foregoing, Buyer may assign its rights under this Agreement (in whole or as to one or more individual Properties), without the consent of Seller, to any entity which controls, is controlled by, or is under common control with Buyer (control meaning the power, through ownership of voting rights or contract, to manage the decision making of an entity) (a “Permitted Transferee”), provided the assignee assumes in writing all of the obligations of Buyer to be performed under this Agreement (with respect to the applicable Property(ies)) and the applicable assumption agreement documenting the same is delivered to Seller at least five (5) business days prior to the Closing Date. Buyer shall not assign this Agreement to an entity or individual which would make any of the statements, representations or warranties of Buyer set forth in Section 12 of this Agreement untrue or incorrect and any such assignment shall be null and void and without force and effect. No assignment of this Agreement shall relieve Buyer from any of its obligations set forth herein arising prior to or after the effective date of the assignment. In addition, Buyer shall have the right to direct Seller, upon written notice to Seller prior to Closing, to transfer any individual Property to one or more Permitted Transferees in lieu of transferring such Property to Buyer at Closing. The final documents to be delivered at Closing, including, without limitation, the Deeds, the Assignments of Intangible Property and the Lease, shall be conformed to reflect the appropriate transferee as communicated by Buyer in accordance herewith.
Section 31.Further Assurances.
    From time to time, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

Section 32.Severability.
    If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
Section 33.    Buyers. Notwithstanding anything to the contrary in this Agreement, it is understood and agreed that the following Buyers are respectively purchasing the following Properties under this Agreement and receiving the Closing Documents therefor, and each Buyer is respectively funding the applicable Allocated Purchase Price attributable to such Property(ies):

[*]

Section 34.    Intentionally Omitted.

Section 35.    Press Releases.

Except for any disclosure required by applicable law (including, but not limited to any securities law) or by applicable rule or regulation of any stock exchange, neither Seller nor Buyer shall issue any press release or other public announcement with respect to this Agreement or the transaction contemplated hereby without the prior written consent of the other such party (provided, however, if such press release or other public announcement requires prior written consent hereunder but does not include the name of the other such party, the Purchase Price or any other material economic terms of the transaction contemplated hereby, then such consent shall not be unreasonably withheld, conditioned or delayed). In the event any press release or other public announcement is required by applicable law (including, but not limited to any securities law) or by applicable rule or regulation of any stock exchange, the disclosing party shall provide to the other party a copy of the form and content of the proposed disclosure at least two (2) business days in advance of public disclosure and the other party shall have the right to review and provide comments to such proposed disclosure to the disclosing party, which comments shall be considered in good faith by the disclosing party. If such other party does not comment on such proposed disclosure within one business (1) day after receipt of the disclosing party’s proposed disclosure, then such other party shall be deemed to have no comments to such proposed disclosure. If Seller intends to make such a disclosure, then Seller shall expressly direct such request for comment to Michael Reiter, Andrew Morris, Jared Sheiker, and Heba Elayan at the following email addresses, and copy David Rosenberg and David Stanek, at the following email addresses: michael.reiter@blueowl.com, andrew.morris@blueowl.com, jared.sheiker@blueowl.com, heba.elayan@blueowl.com, david.rosenberg@kirkland.com, and david.stanek@kirkland.com. Notwithstanding anything to the contrary in this Section 35, in the event that a party determines that a press release or other public announcement is required by applicable law (including, but not limited to any securities law) or by applicable rule or regulation of any stock exchange and must be made on such a timeframe that providing disclosure to the other party at least two (2) business days in advance of public disclosure is not reasonably possible under such applicable law or rule or regulation, then the disclosing party shall use its commercially reasonable efforts to allow the other party reasonable time (taking into account the circumstances) to comment on such disclosure in advance of issuing such disclosure.

Section 36.    Local Law Provisions.

(a)California Property Provisions. The provisions of this Section 36(a) will apply to the California Properties.
i.    Natural Hazard Disclosure Act.
A.Natural Hazard Areas. As used in this Agreement, the term “Natural Hazard Areas” shall mean those areas identified as natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, and 51183.5, and California Public Resources Code Sections 2621.9, 2694, and 4136, and any successor statutes of laws (the “NHD Act”).
B.Natural Hazard Disclosure Statement. Not later than three (3) days prior to the last day of the Examination Period, Seller shall deliver or cause to be delivered to Buyer a Natural Hazard Disclosure Statement (the “NHD Statement”) for each California Property prepared by a company that prepares such statement in the normal course of business. Buyer acknowledges that the NHD Statement is being delivered pursuant to the NHD Act. Buyer acknowledges and agrees that nothing contained in the NHD Statement shall release Buyer from its obligation to fully investigate the condition of each California Property, including, without limitation, whether each California Property is located in any Natural Hazard Areas, and that Buyer has the expertise to perform such investigations and has agreed to do so under the terms of this Agreement. Buyer further acknowledges and agrees that the matters set forth in the NHD Statement may change on or prior to the Closing and that Seller has no obligation to update, modify, or supplement the NHD Statement. Buyer shall be solely responsible for preparing and delivering its own natural hazard disclosure statement to subsequent prospective buyers of each California Property.
C.Assumption of Risk. Buyer acknowledges and agrees that it is a sophisticated and experienced buyer of real property, that Buyer shall conduct its own investigations and studies of each California Property as it deems necessary or appropriate to determine the location of the Property Natural Hazard Areas and that the NHD Statement is being delivered subject to the terms, provisions and conditions of Section 19 and Section 36(a)(ii) below of this Agreement. Buyer shall have no claims against Seller if the NHD Statement discloses or fails to disclose that any California Property is located in a Natural Hazard Area. Buyer further acknowledges and agrees that Buyer assumes the risk of any liabilities, claims, demands, suits, judgments, losses, damages, expenses (including, without limitation, attorneys’ fees and costs) and other obligations arising out of or incurred in connection with the effect of any natural hazard conditions or otherwise with respect to each California Property.
D.Conflicts. Nothing in this Section 36(a)(i) shall be deemed to limit or negate Seller’s representations and warranties set forth in this Agreement and/or in the Closing Documents, Seller’s indemnities set forth in this Agreement and/or in the Closing Documents, or the obligations and liabilities of Tenant under the Lease.
(ii)EXCEPT WITH RESPECT TO SELLER’S REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT AND/OR IN THE CLOSING DOCUMENTS, SELLER’S INDEMNITIES SET FORTH IN THIS AGREEMENT AND/OR IN THE CLOSING DOCUMENTS, AND THE OBLIGATIONS AND LIABILITIES OF TENANT UNDER THE LEASE, BUYER AS OF THE CLOSING RELEASES, DISCHARGES AND FOREVER ACQUITS THE SELLER PARTIES FROM ALL DEMANDS, CLAIMS, LIABILITIES, OBLIGATIONS, COSTS AND EXPENSES ARISING OUT OF OR OTHERWISE RELATING TO THE ENVIRONMENTAL CONDITION OF EACH CALIFORNIA PROPERTY. AS PART OF THE PROVISIONS OF THIS ARTICLE, BUT NOT AS A LIMITATION THEREON, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED, AND, EXCEPT WITH RESPECT TO SELLER’S REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT AND/OR IN THE CLOSING DOCUMENTS, SELLER’S INDEMNITIES SET FORTH IN THIS AGREEMENT AND/OR IN THE CLOSING DOCUMENTS, AND THE OBLIGATIONS AND LIABILITIES OF TENANT UNDER THE LEASE, BUYER HEREBY WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE FUTURE MAY HAVE CONFERRED UPON IT, BY VIRTUE OF THE PROVISIONS OF FEDERAL, STATE OR LOCAL LAWS, RULES OR REGULATIONS RELATING TO A WAIVER OF UNKNOWN CLAIMS, INCLUDING WITHOUT LIMITATION, SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA OR ANY SIMILAR STATUTE, LAW, RULE OR REGULATION OF ANY OTHER STATE. BUYER ACKNOWLEDGES THAT SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA PROVIDES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
IN THIS CONNECTION AND TO THE FULLEST EXTENT PERMITTED BY LAW, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT BUYER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO BUYER MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND BUYER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT, EXCEPT WITH RESPECT TO SELLER’S REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT AND/OR IN THE CLOSING DOCUMENTS, SELLER’S INDEMNITIES SET FORTH IN THIS AGREEMENT AND/OR IN THE CLOSING DOCUMENTS, AND THE OBLIGATIONS AND LIABILITIES OF TENANT UNDER THE LEASE, BUYER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT THE SELLER PARTIES FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE INCLUDED IN THE WAIVERS AND MATTERS RELEASED AS SET FORTH IN THIS ARTICLE. THE PROVISIONS OF THIS ARTICLE ARE MATERIAL AND INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION GIVEN TO SELLER BY BUYER IN EXCHANGE FOR SELLER’S PERFORMANCE HEREUNDER. SELLER HAS GIVEN BUYER MATERIAL CONCESSIONS REGARDING THIS TRANSACTION IN EXCHANGE FOR BUYER AGREEING TO THE PROVISIONS OF THIS ARTICLE. SELLER AND BUYER HAVE EACH INITIALED THIS ARTICLE TO FURTHER INDICATE THEIR AWARENESS AND ACCEPTANCE OF EACH AND EVERY PROVISION HEREOF. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS ARTICLE SHALL CONSTITUTE A WAIVER BY BUYER WITH RESPECT TO A BREACH BY SELLER UNDER THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SELLER IN CONNECTION HEREWITH, WITH RESPECT TO ANY FRAUD BY SELLER, ANY PERSONAL INJURY OR TORT CLAIM ALLEGED TO HAVE OCCURRED WHILE SELLER HELD TITLE TO EACH CALIFORNIA PROPERTY (UNLESS CAUSED BY BUYER’S OR BUYER’S CONSULTANTS’ ACTIVITIES AT THE PROPERTY), OR ANY ACTS OR OMISSIONS OF SELLER OR THE SELLER PARTIES OCCURRING AFTER CLOSING.

BUYER'S INITIALS:	/s/ MR	SELLER'S INITIALS:	/s/ JR
iii.Section 9(c) and (e) of this Agreement is hereby modified to provide that with respect to each California Property, as material consideration to Seller’s entering into this Agreement with Buyer, except in the case where Buyer has brought a suit for specific performance of this Agreement, Buyer expressly waives any right under California Code of Civil Procedure, Part II, Title 4.5 (Sections 405 through 405.60) or at common law or otherwise to record or file a lis pendens or a notice of pendency of action or similar notice against all of any portion of any California Property.
(b)Colorado Property Provisions. The provisions of this Section 36(b) will apply to the Colorado Property.
i.    In addition to the documents identified in Section 10 above, at the Closing the Seller of the Colorado Property shall execute and deliver to the Title Insurer and the Buyer:
A.Statement of Authority in the form required by the Title Insurer, notarized and in recordable form;
B. a Colorado Form TD-1000 Real Property Transfer Declaration, evidencing a value of the Colorado Property in accordance with the Allocated Purchase Price; and
C.a Colorado Form DR 1083.
(c)Florida Property Provisions. The provisions of this Section 36(c) will apply to the Florida Properties.
i.    Radon Gas. Pursuant to Section 404.056(5), Florida Statutes, radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.
ii.    Documentary Stamp Taxes. Seller shall pay all applicable documentary stamp taxes with respect to the transfer of the Florida Properties.
(d)Louisiana Property Provisions. The provisions of this Section 36(d) will apply to the Louisiana Property.
(i)    The Earnest Money will not be treated as earnest money within the meaning of Louisiana law, but instead will be treated as a deposit on account of the price within the meaning of Louisiana Civil Code article 2624, and will be held and disposed of in accordance with the provisions of this Agreement.
(ii)    The deed for the Louisiana Property will be an act of sale in conformity with Louisiana law, and will not reflect the Allocated Purchase Price. Buyer will execute the act of sale to accept the Louisiana Property and for purposes of the waivers described in paragraph (v) below.
(iii)    In addition to the act of sale for the Louisiana Property, the applicable Seller Entity and Buyer will execute an acknowledgment of sale price for the Louisiana Property, not to be recorded, evidencing the Allocated Purchase Price and containing such other information as may be reasonably required by Buyer or the Title Insurer to comply with applicable Louisiana law in substantially the form attached hereto as Exhibit I.
(iv)    The Memorandum of Lease for the Louisiana Property will include the requirements for a notice of lease under the provisions of La. R.S. § 9:2742.
(v)    Except only for the express representations and warranties of Seller in this Agreement: (x) the sale of the Louisiana Property will be made with a warranty of title only as to the acts of the applicable Seller Entity and anyone claiming by, through or under that Seller Entity; (y) the sale of the Louisiana Property will be made without any warranty whatsoever as to the condition or fitness of the Louisiana Property for any purpose, whether expressed or implied, not even for the return of the Purchase Price or any part thereof, including, but not limited to, any warranties against redhibitory defects; and (z) Buyer will waive the benefit of any and all such warranties. Without limiting the foregoing, but except as otherwise set forth in this Agreement, Buyer acknowledges that it will have had ample opportunity to examine the Louisiana Property and all of the improvements located thereon or appertaining thereto in connection with the use to which Buyer intends to make of the Louisiana Property and that it will specifically relieve and release Seller from any and all claims for vices or defects in the Louisiana Property and in any improvements thereon, whether obvious or latent, known or unknown and that it specifically and particularly waives any and all claims or causes of action for redhibition pursuant to Louisiana Civil Code articles 2520 et seq., for diminution of the purchase price pursuant to Louisiana Civil Code articles 2541 et seq., for concealment or any other theory of law. This release will also include all environmental vices or defects. However, the applicable Seller Entity will subrogate Buyer in and to all rights and actions in warranty that the Seller Entity has or may have against previous owners and vendors of the Louisiana Property. The act of sale for the Louisiana Property will include the foregoing waivers and disclaimers.
(vi)    With respect to the Louisiana Property, references in this Agreement to: "real property" and "real estate" will include immovable property; "fee simple" will include full ownership; "personal property" will include movable property; "tangible property" will include corporeal property; "intangible property" will include incorporeal property; "easements" will include servitudes; "buildings" will include other constructions; the phrase "covenant running with the land" and other words of similar import will include a real right or a recorded lease of immovable property; "county" will include a parish; “condemnation” will include “expropriation”; and the UCC or the Uniform Commercial Code will include the Louisiana Commercial Laws, La. R.S. §§ 10:1-101 et seq.
(e)Texas Property Provisions. The provisions of this Section 36(e) will apply to the Texas Properties.

Seller makes the following statutory disclosures:
(i)    TEXAS AGRICULTURAL DEVELOPMENT DISTRICT: To the best of Seller’s knowledge, the Property is not located in a Texas Agricultural Development District, pursuant to Section 60.063, Agriculture Code. For additional information contact the Texas Department of Agriculture.
(ii)    ANNEXATION: The following disclosure is made for the purpose of complying with the provisions of Section 5.011 of the Texas Property Code: NOTICE REGARDING POSSIBLE ANNEXATION: If the Property that is the subject of this Agreement is located outside the limits of a municipality, Seller notifies Buyer under Section 5.011 of the Texas Property Code, that the Property may now or later be included in the extraterritorial jurisdiction of a municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and extraterritorial jurisdiction. To determine if the Property is located within a municipality’s extraterritorial jurisdiction or is likely to be located within a municipality’s extraterritorial jurisdiction, contact all municipalities located in the general proximity of the property for further information.
(iii)    PROPERTY LOCATED IN A CERTIFICATED SERVICE AREA OF A UTILITY SERVICE PROVIDER: The following notice is required by §13.257, Water Code: The Property described in this Agreement, that you are about to purchase may be located in a certificated water or sewer service area, which is authorized by law to provide water or sewer service to the properties in the certificated area. If the Property is located in a certificated area there may be special costs or charges that you will be required to pay before you can receive water or sewer service. There may be a period required to construct lines or other facilities necessary to provide water or sewer service to the Property. You are advised to determine if the Property is in a certificated area and contact the utility service provider to determine the cost that you will be required to pay and the period, if any, that is required to provide water or sewer service to your Property. The Buyer hereby acknowledges receipt of the foregoing notice at or before the execution of a binding contract for the purchase of the Property described in this Agreement or at closing of purchase of the Property.
[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement for Purchase and Sale of Real Property as of the day and year first set forth above.

SELLER:

Big Lots Stores, LLC., an Ohio limited liability company

By:	/s/ Jonathan Ramsden
Jonathan Ramsden, Executive Vice President and Chief Financial and Administrative Officer

Big Lots Stores – PNS, LLC, a California limited liability company

By:	/s/ Jonathan Ramsden
Jonathan Ramsden, Executive Vice President and Chief Financial and Administrative Officer

AVDC, LLC, an Ohio limited liability company

By:	/s/ Jonathan Ramsden
Jonathan Ramsden, Executive Vice President and Chief Financial and Administrative Officer

BUYER:

BIG Portfolio Owner LLC, a Delaware limited liability company

By:	/s/ Michael Reiter
Name:	Michael Reiter
Title:	Authorized Representative

BIG SATX Owner LLC, a Delaware limited liability company

By:	/s/ Michael Reiter
Name:	Michael Reiter
Title:	Authorized Representative

BIG DETX Owner LLC, a Delaware limited liability company

By:	/s/ Michael Reiter
Name:	Michael Reiter
Title:	Authorized Representative

BIG FBTX Owner LLC, a Delaware limited liability company

By:	/s/ Michael Reiter
Name:	Michael Reiter
Title:	Authorized Representative

BIG AVCA Owner LLC, a Delaware limited liability company

By:	/s/ Michael Reiter
Name:	Michael Reiter
Title:	Authorized Representative

JOINDER BY BIG LOTS, INC.
Big Lots, Inc., an Ohio corporation and the parent of the Seller, hereby joins in the execution of this Agreement to evidence its agreement to be bound by all of the terms and conditions set forth herein and to guaranty the payment and performance of all of the obligations of Seller hereunder.

BIG LOTS, INC., an Ohio corporation

By:	/s/ Jonathan Ramsden
Name:	Jonathan Ramsden
Title:	EVP, CF&AO

JOINDER BY TITLE INSURER
Title Insurer joins in the execution of this Agreement to evidence its agreement to receive, hold and disburse funds and documents in accordance with the terms and provisions of this Agreement. Title Insurer agrees to act as escrow holder with respect to the Earnest Money in accordance with the terms of this Agreement and hereby establishes ___________ ___, 2023, as the date of opening of escrow and designates ___________ as the escrow number assigned to this escrow. Title Insurer agrees to act as the “Reporting Person” for this transaction and as defined in Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder (collectively, the “Reporting Requirements”) and to perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person with respect to this transaction. Title Insurer agrees that it will submit to the jurisdiction of the State Courts of the State of Illinois in connection with any dispute which shall arise under the terms of this Agreement. Title Insurer agrees that service of process on Title Insurer in Illinois in accordance with Illinois law shall constitute adequate service of process. Title Insurer agrees that it will not contest the jurisdiction of the State of Illinois Courts in connection with any litigation over any dispute arising under this Agreement. Title Insurer further agrees that in the event there is a dispute between the parties hereto it shall deposit the Earnest Money it is holding in escrow into whatever Illinois Court the litigation is pending.

TITLE INSURER:

Chicago Title Insurance Company

By:	/s/ Rebecca L. Radabaugh
Name:	Rebecca L. Radabaugh
Title:	Assistant Vice President

EXHIBITS AND SCHEDULES

Exhibit A-1 through A-28	-	Legal Descriptions of the Properties
Exhibit B-1	-	Form of California Deed
Exhibit B-2	-	Form of Colorado Deed
Exhibit B-3	-	Form of Florida Deed
Exhibit B-4	-	Form of Louisiana Deed
Exhibit B-5	-	Form of Michigan Deed
Exhibit B-6	-	Form of New Mexico Deed
Exhibit B-7	-	Form of Ohio Deed
Exhibit B-8	-	Form of Texas Deed
Exhibit C	-	Form of Lease
Exhibit D	-	Form of Assignment of Intangible Property
Exhibit E	-	FIRPTA Affidavit
Exhibit F	-	Seller’s Affidavit
Exhibit G	-	Columbus DC Lease Amendment
Exhibit H	-	Texas Owner’s Affidavit
Exhibit I	-	Form of Louisiana Acknowledgement of Sale Price
Schedule 3(c)	-	Allocation of Purchase Price
Schedule 6(b)	-	Due Diligence Materials

EXHIBIT A
[*]

EXHIBIT B-1
FORM OF CALIFORNIA DEED

RECORDING REQUESTED BY:
CHICAGO TITLE COMPANY

WHEN RECORDED MAIL TO AND
MAIL TAX STATEMENTS TO:

Space Above This Line for Recorder’s Use Only

A.P.N.:
GRANT DEED

The Undersigned Grantor(s) Declare(s): DOCUMENTARY TRANSFER TAX $____________

[X] computed on the consideration or full value of property conveyed, OR
[] computed on the consideration or full value less value of liens and/or encumbrances remaining at time of sale,
[] unincorporated area; [ ] City of _________________, and

Exempt from SB2 fee per GC 27388.1 (a) (2); recorded in connection with a transfer subject to the imposition of documentary transfer tax (DTT).

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, _________________
________________________________ hereby GRANTS to _____________________________________
______________ the following described property in the City of _____________, County of ___________
__________, State of California:

See Exhibit A attached hereto and made a part hereof

TOGETHER WITH all interests, privileges and easements appurtenant thereto and any and all improvements located thereon.

SUBJECT TO: (i) real estate taxes and assessments which are a lien but not yet due and payable, (ii) building and zoning and building ordinances, and (iii) those certain easements, restrictions, covenants, conditions and other matters set forth on Exhibit B attached hereto and made a part hereof.

Dated: ____, 2023

A.P.N.:

BIG LOTS STORES – PNS, LLC, a California limited liability company, successor by conversion to PNS Stores, Inc., a California corporation

By:
Jonathan Ramsden, Executive Vice President,
Chief Financial and Administrative Officer

STATE OF OHIO    )SS

COUNTY OF FRANKLIN    )

The foregoing instrument was acknowledged before me this ____, 2023, by Jonathan Ramsden, Executive Vice President, Chief Financial and Administrative Officer of_________________________________________________, on behalf of ___________________________________________________________.

Notary Signature

EXHIBIT A TO CALIFORNIA DEED
[To be inserted]

APN:

EXHIBIT B TO CALIFORNIA DEED

Permitted Exceptions

[To be inserted]

EXHIBIT B-2
FORM OF COLORADO DEED
When recorded return to:

[		]
[		]
[		]
Attention:	[		]

SPECIAL WARRANTY DEED
[Statutory Form - C.R.S. § 38-30-113]

[__], a [_] (“Grantor”), whose street address is [___], for Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby sells and conveys to [__], whose street address is [__], the real property in the County of El Paso and State of Colorado described on Exhibit A attached hereto and made a part hereof, with all its appurtenances, and warrants the title to the same against all persons claiming under Grantor, subject to the matters set forth on Exhibit B attached hereto and made a part hereof.

The street address for the foregoing property is: 1990 S Academy Blvd, Colorado Springs, CO 80916.

Signed as of this ________ day of __________, 20__.

[__],
a [__]

By:
Name:
Title:

STATE OF ____________ )
         ) ss.
COUNTY OF __________)

The foregoing instrument was acknowledged before me this _____ day of __________, 20_ by _________________, as ___________________ of _________________, a __________________________________.

Witness my hand and official seal.

My commission expires: ___________________________

Notary Public

EXHIBIT A
    TO
    COLORADO SPECIAL WARRANTY DEED

    LEGAL DESCRIPTION

[To be inserted]

EXHIBIT B
    TO
    COLORADO SPECIAL WARRANTY DEED

    TITLE EXCEPTIONS

[To be inserted]

EXHIBIT B-3
FORM OF FLORIDA DEED
PREPARED BY:

Vorys, Sater, Seymour and Pease LLP
50 South Main Street, Suite 1200
Akron, Ohio 44303
Attention: Jacinto A. Nunez, Esq.
AFTER RECORDING, RETURN TO:

Attention: [INSERT NAME OF NATURAL PERSON]

Property Appraiser’s Parcel Identification
No.:

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED, made as of the ____ day of ________, 2023, by _________________, a _____________, whose address is_________________ _______________________, a ___________________ whose address is ______________ _______________________, hereinafter called Grantor, and _________________ _______________________, a ___________________ whose address is ______________ _______________________, hereinafter called Grantee (the words “Grantor” and “Grantee” to include their respective heirs, successors and assigns where the context requires or permits).
WITNESSETH that: Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, alien, remise, release, convey and confirm unto Grantee, all of Grantor’s right, title and interest in and to those tracts or parcels of land being more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the “Property”).
TOGETHER WITH all the improvements, tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining.
SUBJECT TO all of the matters described on Exhibit B attached hereto and incorporated herein by this reference (collectively, the “Permitted Exceptions”).

TO HAVE AND TO HOLD the same in fee simple forever.
AND GRANTOR hereby covenants with Grantee that Grantor is lawfully seized of the Property in fee simple; that Grantor has good right and lawful authority to sell and convey the Property, and hereby warrants the title to the Property and will defend the same against the lawful claims of all persons claiming by, through or under said Grantor, but against none other; and that the Property is free of all encumbrances except the Permitted Exceptions.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Grantor has signed and sealed these presents as of the day and year above written.

WITNESS:	GRANTOR:

, a

Printed Name:

By:
WITNESS:		Name:
Title:

Printed Name:

STATE OF

COUNTY OF
The foregoing instrument was acknowledged before me by means of ☐ physical presence or ☐ online notarization this ___ day of _______________, 2023, by ____________________, as ____________________ of ____________________, a ___________________, on behalf of the company. He/She is personally known to me or has produced ____________________ as identification.

Notary Public, State of
Print Name:
Commission No.:
My Commission Expires:

EXHIBIT A
LEGAL DESCRIPTION
[To be inserted]

EXHIBIT B
PERMITTED EXCEPTIONS

[To be inserted]

EXHIBIT B-4
FORM OF LOUISIANA DEED

ACT OF SALE            *    UNITED STATES OF AMERICA

                        *    STATE OF ________________

    BY                    *    COUNTY/PARISH OF _________

    ___________________        *    AND

                        *    STATE OF _________________
    TO
                        *    COUNTY/PARISH OF _________
    ___________________
                        *

*    *    *    *    *    *

    BE IT KNOWN, that on this ____ day of ______________, 202[], but effective as of the ____ day of ________________, 202[] (the “Effective Date”);

    BEFORE ME, __________________, a Notary Public, duly commissioned and qualified, in and for the County/Parish of ______________, State of _____________, and in the presence of the undersigned competent witnesses:

    PERSONALLY CAME AND APPEARED:

___________________, a ___________________ (last four digits of federal taxpayer identification number: ______), whose mailing address is ___________________, appearing herein through ___________________, its duly authorized representative, pursuant to a resolution of its [board of directors/members/managers], a certified copy of which is attached hereto as Exhibit “C” (hereinafter sometimes referred to as “Grantor”); and

    BE IT KNOWN, that on this ____ day of ______________, 202[], but effective as of the Effective Date;

    BEFORE ME, __________________, a Notary Public, duly commissioned and qualified, in and for the County/Parish of ______________, State of _____________, and in the presence of the undersigned competent witnesses:

PERSONALLY CAME AND APPEARED:

___________________, a ___________________ (last four digits of federal taxpayer identification number: ______), whose mailing address is ___________________, appearing herein through ___________________, its duly authorized representative, pursuant to a resolution of its [board of directors/members/managers], a certified copy of which is attached hereto as Exhibit “D” (hereinafter sometimes referred to as “Grantee”);

who declared as follows:
    Grantor does by these presents grant, bargain, sell, convey, transfer, assign, set over, abandon and deliver without warranty of title other than as to matters arising from Grantor’s own acts or otherwise arising by, through or under Grantor or by reason of persons claiming by, through, or under Grantor, and with full substitution and subrogation in and to all the rights and actions of warranty which said Grantor has or may have against all preceding owners and vendors, unto Grantee, here present accepting, and purchasing for itself, its heirs, successors and assigns, and acknowledging due delivery and possession thereof, all and singular the immovable property located in the State of Louisiana, Parish of Bossier, described on Exhibit “A” attached hereto and made a part hereof (the “Land”), together with all improvements, buildings, structures, other constructions, and all component parts and fixtures located thereon, and including any and all rights, privileges, easements, servitudes, and appurtenances, if any, thereunto belonging (collectively, the “Improvements”) (the Land and Improvements are collectively the “Property”).

    SUBJECT ONLY TO those certain matters described on Exhibit “B” attached hereto and made a part hereof.

    To have and to hold the above described Property unto the said Grantee, its heirs, successors and assigns forever.

    This Act of Sale is made and accepted for and in consideration of the price and sum described in the Acknowledgment of Sale Price by and between Grantor and Grantee dated as of the Effective Date. The recitation of the amount of the purchase price is omitted from this Act of Sale at the request of the parties. Grantor hereby acknowledges receipt of and adequacy of the full amount of the purchase price, which Grantee has well and truly paid, in ready and current money, and Grantor hereby acknowledges the receipt thereof and grants full acquittance and discharge therefor. Grantee hereby waives any vendor's lien, any resolutory condition and any right to rescind this Act of Sale by reason of non-payment of the purchase price.

    Except as may be otherwise set forth in another written agreement between Grantor and Grantee (including, without limitation, that certain Agreement for Purchase and Sale of Real Property between Grantor and Grantee dated __________, 2023 (the “Purchase Agreement”)): (a) this Act of Sale is made without any warranty whatsoever as to the condition or fitness of the Property for any purpose, whether expressed or implied, not even for the return of the purchase price or any part thereof, including, but not limited to, any warranties against redhibitory defects; and (b) Grantee hereby waives the benefit of any and all such warranties. Without limiting the foregoing, but except as may be otherwise set forth in another written agreement between Grantor and Grantee (including, without limitation, the Purchase Agreement), Grantee declares and acknowledges that it has had ample opportunity to examine the Property, including all of the Improvements located thereon or appertaining thereto, in connection with the use to which Grantee intends to make of the Property, that it accepts the Property “as is,” “where is” and “with all faults,” and that it specifically relieves and releases Grantor from any and all claims for vices or defects in the Property, including the Improvements, whether obvious or latent, known or unknown and that it specifically and particularly waives any and all claims or causes of action for redhibition pursuant to Louisiana Civil Code articles 2520 et seq., for diminution of the purchase price pursuant to Louisiana Civil Code articles 2541 et seq., for concealment or any other theory of law. This release also includes, but is not limited to, all environmental vices or defects. However, Grantor hereby subrogates Grantee in and to all rights and actions in warranty that Grantor has or may have against previous owners and vendors of the Property.

    Grantor further declares that there are no State, Parish or City taxes due or payable as of the date hereof on the Property. All ad valorem taxes payable on the Property shall be prorated by the Grantor and the Grantee. In accordance with La. R.S. 9:2721(A), from and after the date of this Act of Sale, (a) the name of the person responsible for all property taxes and assessments is [], and (b) all property tax and assessment notices should be mailed to the following address: ____________________________.

    The parties hereto waive the production of tax, mortgage, conveyance and other certificates and relieve and release each undersigned Notaries from any and all responsibility and/or liability in connection therewith. The parties hereto agree and acknowledge that the undersigned Notaries have not been required to examine title to the Property conveyed herein, or render an opinion of title with respect thereto, and the Grantee hereby relieves and releases the undersigned Notaries from any and all responsibility and or liability in connection therewith.

    This Act of Sale may be executed in multiple counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument.

[SIGNATURE PAGES TO FOLLOW]

    THUS DONE AND PASSED in _______________, State of ______________, on the ______ day of ______________, 202[], but effective as of the Effective Date, in the presence of the undersigned competent witnesses, who hereunto sign their names with the said appearer and me, Notary, after reading of the whole.

GRANTOR:

, a

By:
Name:
Title:

WITNESSES:

Print Name:

Print Name:

NOTARY PUBLIC

Print Name:
Bar of Notary No.:
MY COMMISSION EXPIRES:

THUS DONE AND PASSED in _______________, State of ______________, on the ______ day of ______________, 202[], but effective as of the Effective Date, in the presence of the undersigned competent witnesses, who hereunto sign their names with the said appearer and me, Notary, after reading of the whole.

GRANTEE:

, a

By:
Name:
Title:

WITNESSES:

Print Name:

Print Name:

NOTARY PUBLIC

Print Name:
Bar of Notary No.:
MY COMMISSION EXPIRES:

EXHIBIT A

Legal Description of Property

[To be inserted]

EXHIBIT B

Permitted Title Exceptions

[To be inserted]

EXHIBIT C

Grantor Resolutions

See attached.

EXHIBIT D

Grantee Resolutions

See attached.

EXHIBIT B-5
FORM OF MICHIGAN DEED
COVENANT DEED

GRANTOR:    _____________________________, a ______________________, having an address at     _____________________________________________.

GRANTS, BARGAINS, SELLS, AND CONVEYS TO:

GRANTEE:    _____________________________, a ______________________, having an address at ____________________________________.

PROPERTY:    The following described “Property” located in the City of ___________, ___________ County, Michigan, to wit:

SEE LEGAL DESCRIPTION ATTACHED HERETO AND INCORPORATED HEREIN AS EXHIBIT “A”

together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in any way appertaining, for the consideration of (SEE REAL ESTATE TRANSFER TAX VALUTION AFFIDAVIT FILED), to have and to hold the premises as before described with the appurtenances, unto the said Grantee, its successors and assigns, forever subject to those matters described in Exhibit “B” attached hereto (hereinafter called the “Permitted Exceptions”).

The Grantor covenants and agrees that it has not done or suffered to be done anything whereby the property herein conveyed is, or may be, in any manner encumbered or charged, except for the Permitted Exceptions, and Grantor warrants and agrees to defend all or any part of the said property conveyed herein unto Grantee, its successors and assigns, against the claims of all persons claiming by, through or under Grantor, except for any Permitted Exception.

The Grantor[s] grant[s] to the Grantee[s] the right to make all divisions under section 108 of the Land Division Act, Act No 288 of the Public Acts of 1967, as amended.

This property may be located within the vicinity of farmland or a farm operation. Generally accepted agricultural and management practices that may generate noise, dust, odors, and other associated conditions may be used and are protected by the Michigan Right to Farm Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Covenant Deed Notarization Page]

DATED:	, 2023.		GRANTOR:

By:
Printed Name:
Its:

STATE OF	}
	}	ss:
COUNTY OF	}

Acknowledged before me this ____ day of _____, 2023, by ______________, the ________________________, a ________________________, on behalf of said company.

Notary Public
County, Michigan
Acting in	County
My Commission Expires:

Drafted by:            Send future tax bills to: Grantee

                                When Recorded return to: Grantee

EXHIBIT A TO FORM OF MICHIGAN DEED

LEGAL DESCRIPTION

Land situated in the City of _____________, County of _______, State of MI described as follows:

[To be inserted]

Commonly known as:
Tax Parcel ID No.:

EXHIBIT B TO FORM OF MICHIGAN DEED

PERMITTED EXCEPTIONS
[To be inserted]

EXHIBIT B-6
FORM OF NEW MEXICO DEED

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

Attn:

(Space Above This Line For Recorder’s Use)

SPECIAL WARRANTY DEED
______________________, a _________________________, for consideration paid, grants to ______________________, a _________________________, whose address is _______________________________, that certain real estate in __________________ County, New Mexico, described on Exhibit A attached hereto;

SUBJECT TO the matters listed on Exhibit B hereto;

WITH special warranty covenants.
[GRANTOR SIGNATURE BLOCK]

STATE OF ___________________    §
                    §
COUNTY OF _________________    §

    This instrument was acknowledged before me this ____ day of _______________, 2023, by ___________________, _____________________ of _________________________, a ________________________________.

                            Notary Public

My Commission Expires:
____________________

EXHIBIT A TO NEW MEXICO DEED
Description of Property
[To be inserted]

EXHIBIT B TO NEW MEXICO DEED
Permitted Exceptions
[To be inserted]

EXHIBIT B-7
FORM OF OHIO DEED

LIMITED WARRANTY DEED

______________________________, a(n) __________________________ (“Grantor”), for valuable consideration paid, grants, with limited warranty covenants, to ____________ ________________________, a(n) ________________________________ (“Grantee”), whose tax mailing address is _______________________________, the real property more particularly described on Exhibit A attached hereto and made a part hereof (the "Property").

Parcel No:
Address: Address:
Prior Instrument
Reference:

This grant is made by Grantor and accepted by Grantee subject to (i) those certain conditions, restrictions, reservations, easements, leaseholds, rights-of-way set forth in Exhibit B attached hereto and made a part hereof; (ii) real estate taxes and assessments not yet due and payable; (iii) any portion of the Property situated within the confines of a publicly dedicated right-of-way or legal highway; and (iv) zoning ordinances and regulations.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Grantor has caused this instrument to be executed by its duly authorized officer this _____ day of _______________, 20__.

[                    ]

By:
Name:
Title:

Notarial Certificate
Acknowledgement

STATE OF _______________
COUNTY OF _____________, SS:
The foregoing instrument was acknowledged before me this ___ day of ______________, 20___, by                 , the                          of                     , a(n)                         , on behalf of the             .

The foregoing instrument was acknowledged before me this ____ day of ____________, 20___, by ___________________________________________, the _____________________ ________________________________________of ____________________________, a(n), __ ___________________________________________________________,on behalf of the _____ ________________________________________.

This Instrument Prepared by:

EXHIBIT A TO FORM OF OHIO DEED

[TO BE INSERTED]

Parcel Number:
Property Address:

EXHIBIT B TO FORM OF OHIO DEED

[TO BE INSERTED]

EXHIBIT B-8
FORM OF TEXAS DEED
NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

This instrument prepared by and
after recording return to:

[SPACE ABOVE THIS LINE FOR RECORDING DATA]

SPECIAL WARRANTY DEED
THIS SPECIAL WARRANTY DEED (this “Deed”), executed as of the _________ day of _________, 20__, by _____________________, a(n) ____________________________ (the “Grantor”), whose mailing address is                 , to _____________________, a(n) ____________________________ (the “Grantee”), whose mailing address is ___________________________________.

W I T N E S S E T H:
    THAT the Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, by these presents does grant, bargain, sell, alien, remise, release, convey and confirm unto the Grantee, all that certain land situated in ________ County, Texas being more particularly described as follows (the “Property”):

See Exhibit “A” attached hereto and incorporated herein by reference.

This conveyance is being made by Grantor and accepted by Grantee subject only to those certain title exceptions set forth in Exhibit “B” attached hereto and made a part hereof for all purposes, but only to the extent that such exceptions are valid, existing, and, in fact, affect the Property.
TO HAVE AND TO HOLD the above-described Property, together with all and singular the rights and appurtenances thereto in anywise belonging unto said Grantee, its successors and assigns, forever, and subject to the exceptions set forth on the attached Exhibit “B”. Grantor does hereby bind itself and its successors to WARRANT and FOREVER DEFEND all and singular the said premises unto Grantee, its successors, and assigns, against every person whomsoever, lawfully claiming or to claim the same, or any part thereof, by, through, or under Grantor, but not otherwise.

Ad valorem taxes have been prorated between Grantor and Grantee and, by acceptance of this Deed, Grantee hereby assumes sole responsibility for the payment thereof.
IN WITNESS WHEREOF, Grantor has executed this Deed as of the day and year first above written.

GRANTOR:

By:
Print Name:
Title:

STATE OF TEXAS

COUNTY OF ____________

The foregoing instrument was acknowledged before me this ___ day of __________, 20__, by ________________________, as _________________________________ of ___________________, a(n) _________________, on behalf said ______________________________.

Print Name:
Notary Public, State of Texas
Commission No.:
My Commission Expires:

EXHIBIT C
LEASE
[See attached]

EXHIBIT D
FORM OF
ASSIGNMENT OF INTANGIBLE PROPERTY
THIS ASSIGNMENT OF INTANGIBLE PROPERTY (this “Assignment”) is made as of [____________], 2023 (the “Effective Date”) by and between [______], a [__________] (“Assignor”), and [____________], a Delaware limited liability company (“Assignee”).

WITNESSETH:
WHEREAS, pursuant to that certain Agreement for Purchase and Sale of Real Property dated [____________] (the “Purchase Agreement”) by and between Assignor, as seller, and Assignee, as buyer, Assignor has agreed to convey to Assignee, and Assignee has agreed to accept from Assignor, all of Assignor’s right, title and interest in and to the real property, and the buildings and other improvements located thereon, owned by Assignor and commonly known by the address of [_______________] (the “Property”); and
WHEREAS, pursuant to the terms of the Purchase Agreement, Assignor is required to execute and deliver this Assignment in order to facilitate the assignment of all right, title and interest of Seller, if any, to any unpaid award as of the date hereof for (1) any taking or condemnation of the Real Property or any portion thereof, or (2) any damage to the Real Property or the Improvements by reason of a change of grade of any street or highway; (3) all easements and appurtenances relating to any of the foregoing (individually or collectively, as the context may require, the “Intangible Property”); and
WHEREAS, simultaneously with the execution and delivery of this Assignment, the transactions contemplated by the Purchase Agreement with respect to the Property are being consummated by Assignor and Assignee.
NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto for themselves, their legal representatives, successors and assigns, hereby agree as follows:
All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Purchase Agreement.
Effective as of the Effective Date, Assignor hereby assigns and transfers unto Assignee, its successors and assigns, forever, in each case, to the extent the same are assignable and are not required to be maintained by Assignor in order for Assignor to perform its obligations as tenant under the Master Lease Agreement dated as of even date herewith by and between Assignee, as landlord, and [                ] as tenant with respect to the Property, all of its right, title and interest in, to and under the Intangible Property.
Assignee hereby assumes the obligations of Assignor in respect of such Intangible Property to the extent arising from events occurring from and after the Effective Date.
Assignee shall defend, protect, indemnify, and hold harmless Assignor and its partners, beneficial owners, affiliates, officers, agents, employees, representatives or other constituent entities of Assignor from and against any and all loss, cost, liability, expense, claim, action, damages, and fines (including those arising from the loss of life, personal injury and/or property damage), including reasonable attorneys’ fees, directly or indirectly arising from or out of any failure by Assignee, from and after the Effective Date, to perform Assignee’s obligations in respect of such Intangible Property. The foregoing indemnification obligations shall be subject to the rights and obligations of Assignor and Assignee pursuant to the Lease.
Assignor shall defend, protect, indemnify, and hold harmless Assignee and its partners, beneficial owners, affiliates, officers, agents, employees, representatives or other constituent entities of Assignee from and against any and all loss, cost, liability, expense, claim, action, damages, and fines (including those arising from the loss of life, personal injury and/or property damage), including reasonable attorneys’ fees, directly or indirectly arising from or out of any failure by Assignor, on or before the Effective Date, to have performed Assignor’s obligations in respect of such Intangible Property. The foregoing indemnification obligations shall be subject to the rights and obligations of Assignor and Assignee pursuant to the Lease.
Except as may be set forth in the Purchase Agreement, this Assignment is made without representation, warranty, guarantee, or other assurance or covenant of any kind by Assignor, and without recourse with respect to Assignor or with respect to any of the partners, beneficial owners, officers, agents, employees, representatives, affiliates, or other constituent entities of Assignor.
[SIGNATURE PAGE FOLLOWS]

ASSIGNOR:

[_______],	a	[_______]

By:
Name:
Title:

ASSIGNEE:

[_______________],
a Delaware limited liability company

By:
Name:
Title:

SCHEDULE A TO ASSIGNMENT OF INTANGIBLE PROPERTY
(Add legal description of Real Property)

EXHIBIT E
FORM OF FIRPTA AFFIDAVIT
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon disposition of a U.S. real property interest by [__________], a [_______] (“Transferor”), to [_________________], a [_________________] (“Transferee”), Transferor hereby certifies the following:
Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).
Transferor is not a disregarded entity for federal income tax purposes.
Transferor’s U.S. taxpayer identification number is __________________.
Transferor’s office address is [________________], [___________], [_______] [_______].
Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
SIGNATURE PAGE FOLLOWS

Transferor declares that it has examined this certificate and to the best of its knowledge and belief it is true, correct, and complete, and that the person signing below has authority to sign this document on behalf of Transferor.

Dated: [__________], 2023	Transferor:

[_______], a [________]

By:
Name:
Title:

NOTICE TO TRANSFEREE: You are required by law to retain this Certificate until the end of the fifth taxable year following the taxable year in which the transfer takes place and to make it available to the Internal Revenue Service if requested during that period.

EXHIBIT F
FORM OF SELLER’S AFFIDAVIT OF TITLE

A.The undersigned, ____________, solely in his capacity as ______________ of [__________] (“Owner”), in consideration of Chicago Title Insurance Company (the “Company”) issuing its policy of title insurance insuring an interest in the property located at _________________________ (the “Property”) described in Title Commitment Number ________________, dated __________________, and updated through __________________ (the “Commitment”), hereby represents and certifies to the Company as follows:
1.That, except as noted at the end of this paragraph, within the last _________ (___) days (a) Owner has not entered into any contract, which remains outstanding and unpaid, for labor, service or materials furnished to improve the land, or to rehabilitate, repair, refurbish, or remodel the building(s) situated on the land that might become the subject of a lien upon the Property and that has not been paid for; (b) nor has Owner entered into any contract, which remains outstanding and unpaid, for goods, chattels, machinery, apparatus or equipment that has been attached to the building(s) thereon, as fixtures, that might become the subject of a lien upon the Property; (c) nor has Owner entered into any contract, which remains outstanding and unpaid, for the furnishing of labor, service, materials, machinery, apparatus or equipment which are to be completed subsequent to the date hereof that might become the subject of a lien upon the Property and that has not been paid for, except the following, if any:
2.Owner is in sole possession of the Property, and no other party has possession, or, to Owner's actual knowledge, has a right of possession under any tenancy, lease or other agreement, written or oral, except for parties in possession claiming by through or under the leases, licenses or other occupancy agreements set forth on Exhibit A attached hereto.
3.Except as otherwise set forth in the Commitment, Owner has not granted any rights of first refusal or options to purchase all or any part of the Property which remain in force and effect.
4.That all management fees, site and/or assessment fees, and franchise fees, if any, are fully paid.
5.Owner has received no notice of any violation of any covenants, conditions or restrictions, if any, affecting the Property.
6.No proceedings in bankruptcy or receivership have been instituted by or against Owner within the last ten years, and Owner has never made a general assignment for the benefit of creditors.
7.There is no action currently pending in any state or federal court in the United States to which Owner is a party, except as may be disclosed in the public records.
8.That (1) there are no outstanding unpaid sellers or suppliers protected by the Perishable Agricultural Commodities Act of 1930, as amended, 7 USC 499a, et seq., (“PACA”), or the Packers and Stockyard Act of 1921, as amended, 7 USC 181, et seq., (“PASA”), or any similar state laws, (2) no notices of claim or notices of intent to preserve claim rights have been received by Owner from PACA/PASA sellers or suppliers, and (3) there are no parties claiming to hold or assert rights, claims or interests under PACA/PASA against Owner or against the Property.
9.Owner has not received notice of any taxes and/or special assessments affecting the Property, other than those shown on the Commitment, and all real estate taxes are paid in full; further, there are no delinquent water, sewer, electric, gas or special assessments for items, such as improvements for sidewalks, curbs, gutters, sewers, etc., not shown as existing liens in the public records, and Owner (or its affiliate), as tenant, under the lease to be entered into by the purchaser of the Property (“Purchaser”) and Owner (or its affiliate), in connection with the closing of the sale of the property by Owner to such purchaser (the “Lease”), will be responsible for payment of same under the terms and conditions of the Lease.
B.Owner acknowledges and agrees as follows:
1.The Company has been requested to issue its policy of title insurance referenced above in favor of the insured named therein.

2.The parties in the transaction have requested the Company to provide a so-called “New York Style Closing” which provides for the unconditional delivery of the closing instrument(s) between the parties and the passing of consideration therefor.
3.This Certificate is given to induce the Company to issue its policy or policies of Title Insurance with full knowledge that it will be relying upon the accuracy of same. Owner hereby indemnifies and agrees to save harmless the Company against any damages or expense, including attorney fees, sustained as a result of any of the foregoing matters not being true and accurate. It is agreed that in consideration of the Company issuing its title policy or policies without making exception therein of matters which may arise between the date hereof and the date the documents creating the interest being insured have been filed for record and which matters may constitute an encumbrance on or affect said title, Owner agrees to (a) promptly defend, remove, bond or otherwise dispose of any encumbrance, lien or objectionable matter to title that (i) is affirmatively created by Owner or (ii) results from a mechanics’ lien arising from a contract entered into by Owner, which remains outstanding and unpaid, for (x) labor, service or materials furnished to improve the land, or to rehabilitate, repair, refurbish, or remodel the building(s) situated on the land, or (y) goods, chattels, machinery, apparatus or equipment that attach to the building(s) thereon, as fixtures (any such encumbrance, lien or objectionable matter described in clause (i) or (ii), collectively, “objection(s) to title”), and that (in each case under clause (i) and clause (ii)) is recorded against the Property during the period of time between the most recent effective date of the Commitment (as most recently down dated) and the date of recording of the deed executed and delivered by Owner to Purchaser (but in no event later than thirty (30) days after the date hereof), and (b) hold harmless and indemnify the Company against all expenses, costs and reasonable attorney’s fees which may arise out of its failure to so remove, bond or otherwise dispose of any said “objection(s) to title”; provided, however, that the memorandum of the Lease, entered into as of the date hereof, shall not be considered an objection to title.
This Certificate is made for the purpose of inducing the Company to issue its policy of title insurance. This Certificate may be relied upon by the Company but may not be relied upon by any other person or entity.
IN WITNESS WHEREOF, the Company has executed this Certificate as of ______________, 2023.

, an

By:
Name:
Title:

Exhibit G

COLUMBUS DC LEASE AMENDMENT

Exhibit A-1
Lease
[See attached]

Exhibit A-2
Guaranty
[See attached]

EXHIBIT H

TEXAS OWNER’S AFFIDAVIT
AFFIDAVIT AS TO DEBTS AND LIENS

THE STATE OF TEXAS §

COUNTY OF ________ §    GF #

BEFORE ME, the undersigned authority, on this day, personally appeared the undersigned (hereinafter called Affiant) (whether one or more) and each on his oath, deposes and says, as follows:

1.Affiant is the owner of the following described property, to-wit (the “Property”):

SEE EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF

2. Affiant is desirous of selling the above described property and has requested Chicago Title of Texas, LLC, on behalf of Chicago Title Insurance Company, to issue a title policy insuring the title of same to his purchaser.

3. In connection with the issuance of such policy, Affiant makes the following statement of facts:

a. That Affiant owes no past due Federal or State taxes and that there are no delinquent Federal assessments presently existing against Affiant, and that no Federal or State Liens have been filed against Affiant, EXCEPT AS SHOWN ON COMMITMENT.

b. That there are no delinquent State, County, City, School District, Water District or other governmental agency taxes due or owing against said property and that to Affiant’s actual knowledge, no tax suit has been filed by any State, County, Municipal Water District or other governmental agency for taxes levied against said property, nor any delinquent maintenance charges.

c. All labor and material used in the construction of improvements or repairs, if any, on the above described property have been paid for and there are now no unpaid labor or material claims against the improvements or repairs, if any, or the property upon which same are situated, and Affiant hereby declares that all sums of money due for the erection of improvements or repairs, if any, have been fully paid and satisfied and there are no Mechanic's or Materialmen's liens against the hereinabove property.

d. To Affiant’s actual knowledge, no paving assessments or lien has been filed against the hereinabove described property, and Affiant owes no paving charges.

e. To Affiant’s actual knowledge, there are no judgment liens filed against Affiant, EXCEPT AS SHOWN ON COMMITMENT.

f. To Affiant’s actual knowledge, there are no suits pending against Affiant in Federal or State Court that may affect the Property.

g. That Affiant knows of no adverse claim to the Property and that so far as Affiant knows there are no encroachments or boundary conflicts.

h. That there are no outstanding unrecorded mortgages or deeds of trust affecting the Property

i. That Affiant has not heretofore sold, contracted to sell or conveyed any part of said Property other than in connection with this sale.

j. No unpaid debts for electric or plumbing fixtures, water heaters, floor furnaces, air conditioners, radio or television antennae, carpeting, rugs, lawn sprinkling systems, venetian blinds, window shades, draperies, electric appliances, fences street paving, or any personal property or fixtures to be conveyed in connection with this sale that are located on the subject property described above, and that no such items have been purchased on time payment contracts, and there are no security interests on such property secured by financing statements, security agreement or otherwise except the following:

Secured Party	Approximate Amount
$

Creditor	Approximate Amount
$

k. No parties in possession or tenants on property, except as follows:

        NONE

4. Affiant recognizes that but for the making of the hereinabove statements of fact relative the hereinabove described property Chicago Title of Texas LLC would not issue a title policy on said property and that such statements have been made as a material inducement for the issuance of such policy.

WITNESS my hand this __________ day of ______________, 20__.

                            By:

THE STATE OF _______ §

COUNTY OF ________ §

This instrument was acknowledged before me on this ________ day of ______________________, 20__, by
_____________, _____________, of _________________________.

Given under my hand and seal of office on the ________ day of _______________________, 20__.

Notary Public, State of Texas

My Commission Expires:

EXHIBIT “A”
(Legal Description)

EXHIBIT I

FORM OF LOUISIANA ACKNOWLEDGMENT OF SALE PRICE

Acknowledgment of Sale Price By ______________________ And ______________________	* * * * * * * * * *	United States of America State of ________________ Parish/County of ________ and State of_________________ Parish/County of ________
* * * * * * * * * * * * * * * * * * * * * * * * * *

Article IIntroduction and Parties
Section 2.Be it known, that on this ____ day of ___________________, 2023, before me, the undersigned Notary Public, duly commissioned and qualified in and for the State of _____________, Parish/County of _______________, and in the presence of the undersigned competent witnesses, personally came and appeared:
_________________ (the "Grantor"), a ____________________, whose taxpayer identification number is xx-xxx_ _ _ _, and whose mailing address is ____________________________, appearing herein through ___________________, its duly authorized ___________________.
Section 3.Be it known, that on this ____ day of ___________________, 2023, before me, the undersigned Notary Public, duly commissioned and qualified in and for the State of _____________, Parish/County of _______________, and in the presence of the undersigned competent witnesses, personally came and appeared:
_________________ (the "Grantee"), a __________________, whose taxpayer identification number is xx-xxx_ _ _ _, and whose mailing address is _______________________, appearing herein through _______________________, its duly authorized __________________.
Section 4.The parties, after being duly sworn, declared as follows.

Section 5.Although this Acknowledgment of Sale Price (this "Acknowledgment") is executed on the dates set forth above, it is intended by the parties to be effective as of __________, 2023 (the "Effective Date").
Article IIAcknowledgment of Sale Price
Section 6.The Grantor and the Grantee executed and delivered the Act of Sale, dated as of the Effective Date, a copy of which is attached hereto as Exhibit A (the "Act of Sale").
Section 7.The Act of Sale states that the sale price is not disclosed at the request of the parties. The Grantor and the Grantee hereby acknowledge that the sale price for the sale of the Property (as defined in the Act of Sale) by the Grantor to the Grantee is the sum of $_________, which amount was well and truly paid by the Grantee to the Grantor in ready and current money, the receipt and sufficiency of which are hereby acknowledged by the Grantor and for which the Grantor grants full acquittance and discharge.
Section 8.The Grantee may, but is not required to, register this instrument in the conveyance records for Bossier Parish, Louisiana.
[Signature pages follow]

Article IIIClosing and Signatures
Section 9.Thus done and passed in ______________, __________, on _______________, 2023, but effective as of the Effective Date, in the presence of the undersigned competent witnesses, who hereunto sign their names with the Grantor and me, notary, after due reading of the whole.

WITNESSES:	GRANTOR:

Print Name:
By:
Name:
Title:
Print Name:

Notary Public
Print Name:
Notary I.D./Bar No. (As Applicable):
Parish/County,
My commission expires:

Section 10.Thus done and passed in ______________, __________, on ______________, 2023, but effective as of the Effective Date, in the presence of the undersigned competent witnesses, who hereunto sign their names with the Grantee and me, notary, after due reading of the whole.

WITNESSES:	GRANTOR:

Print Name:
By:
Name:
Title:
Print Name:

Notary Public
Print Name:
Notary I.D./Bar No. (As Applicable):
Parish/County,
My commission expires:

Exhibit A
Act of Sale
See Attached.

SCHEDULE 3(c)
ALLOCATION OF PURCHASE PRICE
[*]

SCHEDULE 6(b)
DUE DILIGENCE MATERIALS
With respect to each Property:
[*]